UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SLM Corporation
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April 26, 2024

300 Continental Drive Newark, Delaware 19713

Letter from the CEO

Dear Fellow Stockholders:

Access to, and completion of, higher education is one of the great enablers of the American ideal of social mobility and economic advancement. No other country in the world has the quality of institutions of higher learning that we enjoy. As importantly, with a diverse range of more than 4,000 postsecondary institutions, and a community college system that serves more than 12 million students, no other country affords the quantity of access available in the United States.

As the son of an immigrant who arrived in the US with limited means, I feel the multi-generational impacts of higher education in a profound way. The belief in the power and promise of education has defined my family. Children of parents who are college educated are more likely to earn a bachelor’s degree than students whose parents did not go to college. Those with advanced degrees earn an even greater percentage than those with a high school diploma. The growth of vocational, technical, career-aligned, and pre-professional programs and online universities are creating additional opportunities.

While our system is strong, it is not perfect. We know that while access is broad, it is not universally available. Those first-in their-family to attend college and those from lower-income and historically marginalized communities face significant obstacles to access higher education. While many start a higher education journey, too few complete. In fact, 40 million students report having some college experience but no degree. Put simply, too many students and families lack the knowledge, experience, tools, or insights necessary to pursue the dream of higher education.

This is why we have galvanized around our mission to power confidence as students begin their unique journeys. We are proud to provide the tools and resources to help students from all backgrounds access and complete their education. Through our acquisition of the key assets of Scholly, we’re now connecting students to millions of dollars in scholarships. We’re providing new resources to help families complete the Free Application for Federal Student Aid (FAFSA) and make confident decisions about planning for college, and through our Bridging the Dream Scholarship Program, we are providing $1 million annually to help students access and complete college.

We are also proud to make meaningful mission-aligned contributions in our communities. I’m particularly proud of our growing partnership with Delaware State University, our state’s Historically Black College and University (HBCU). Through a $1 million research endowment from The Sallie Mae Fund, we will identify barriers to degree completion, help students return to school, and advance policy recommendations to enhance student re-engagement at HBCUs across the country. This initiative, along with our commitment to the environment and strong risk controls and governance, is highlighted in our Environmental, Social, and Governance Report available at www.salliemae.com/esg.

This focus and alignment on our mission supports and reinforces the strength of our customer franchise. Students and families overwhelmingly choose Sallie Mae to responsibly finance their higher education affording us more than 55% market share. Our brand is synonymous within our category, generating significant marketing synergies. Our underwriting, servicing, and collection capabilities operate at scale allowing for both efficiency and positive customer outcomes. In fact, on average fewer than 3% of loans in repayment default annually. In addition, our relationship management team is the largest in the industry and a trusted resource for the more than 2,100 schools we serve.

Based on the power of our customer franchise, we also believe we are well-positioned to deliver strong results to our shareholders now and into the future. In 2023, we meaningfully grew originations, managed expenses, and generated full-year credit performance in line with our expectations, and returned $346 million of capital to shareholders. Looking ahead, we believe we are well-positioned to generate strong and predictable balance sheet and EPS growth while returning meaningful capital to stockholders and managing risk.

As always, thank you for your continued support and confidence in Sallie Mae. I look forward to you joining me at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, June 18, 2024, at 1 p.m. Eastern Daylight Time to be held virtually at www.virtualshareholdermeeting.com/SLM2024.

Details of the business to be conducted at the Annual Meeting and how to participate at the meeting are provided in the attached Notice of Annual Meeting and proxy statement. You are being asked to vote on a number of important matters. Your vote is important, regardless of the number of shares you own, and all holders of our Common Stock are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Availability of Proxy Materials or the proxy card you received in the mail.

All best,

Jonathan W. Witter

Chief Executive Officer

2024 PROXY STATEMENT

Notice of SLM Corporation’s 2024

Annual Meeting of Stockholders

Items of Business:

PROPOSAL 1—

Elect 12 directors nominated by the SLM Corporation Board of Directors (the “Board of Directors” or the “Board”), each for a one-year term, to serve until their successors have been duly elected and qualified;

PROPOSAL 2— Approve, on an advisory basis, SLM Corporation’s executive compensation;
PROPOSAL 3— Ratify the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for the year ending December 31, 2024; and
OTHER BUSINESS— Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

2024 Virtual Annual Stockholder Meeting

After careful consideration, the Board of Directors has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for SLM Corporation at this time, as it enables engagement with our stockholders, regardless of size of holdings, resources, or physical location of stockholders. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would be at an in-person meeting, including submitting questions. You will be able to attend the meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/SLM2024. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The meeting webcast will begin promptly at 1:00 p.m., Eastern Daylight Time. We encourage you to log in and access the meeting at least 15 minutes prior to the start time.

Record Date:

Stockholders of record of the Company’s Common Stock, par value $.20 per share (“Common Stock”), as of the close of business on April 22, 2024, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. On April 22, 2024, 219,715,879 shares of Common Stock were outstanding and eligible to be voted.

By order of the Board of Directors

Richard M. Nelson

Corporate Secretary

April 26, 2024

2024 PROXY STATEMENT

300 Continental Drive Newark, Delaware 19713

The Board of Directors of SLM Corporation (“Sallie Mae,” “SLM,” the “Company,” “we,” “our,” or “us”) is furnishing this proxy statement to solicit proxies for use at Sallie Mae’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Notice of the Annual Meeting accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our stockholders beginning on or about May 3, 2024. We have determined that the Annual Meeting will be held in a virtual meeting format only (with no in-person meeting), via the Internet, at www.virtualshareholdermeeting.com/SLM2024. For more information regarding the Annual Meeting process, please review the section entitled “Questions and Answers About the Annual Meeting and Voting” contained at the end of this proxy statement.

This proxy statement and Sallie Mae’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”) are available at: https://www.salliemae.com/investors/shareholder-information and https://materials.proxyvote.com. You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713. Sallie Mae will provide a copy of the 2023 Form 10-K without charge to any stockholder upon written request.

Proxy Statement Summary

This summary highlights certain information contained in the proxy statement. You should read the entire proxy statement and the 2023 Form 10-K carefully before you vote.

SLM’s Strategy

To further focus our business and increase shareholder value, we continue to advance our strategic imperatives. Our focus remains on maximizing the profitability and growth of our core private student loan business, while harnessing and optimizing the power of our brand and attractive client base. In addition, we continue to seek to better inform the external narrative about student lending and Sallie Mae. We also strive to maintain a rigorous and predictable capital allocation and return program to create shareholder value. We are focused on driving a mission-led culture that continues to make Sallie Mae a great place to work. We also continue to strengthen our risk and compliance functions, enhance and build upon our risk management framework, and assess and monitor enterprise-wide risk.

We work to maximize the revenue of our core private student loan business with goals of (i) driving penetration at all schools, (ii) increasing market share by fully meeting student funding needs, (iii) using enhanced risk-adjusted pricing and underwriting, and (iv) improving our marketing, digital, and data capabilities. In addition, we work to manage our unit costs by (a) employing a strong fixed cost discipline, (b) driving towards reducing both the unit costs of servicing and the unit cost of acquisitions, (c) improving third-party vendor cost management, and (d) striving for strong operating leverage.

On March 4, 2022, we completed the acquisition of the assets of Nitro College, which provides resources that help students and families evaluate how to responsibly pay for college and manage their financial responsibilities after graduation. On July 21, 2023, we completed the acquisition of several key assets of Scholly, Inc. (“Scholly”), a scholarship publishing and servicing platform, comprised of websites and mobile application search products that offer custom recommendations for post-secondary scholarships for students, their families, and others as well as related services for scholarship providers.

The acquisitions of these Nitro College and Scholly assets enhance future strategic growth opportunities for Sallie Mae and expand our digital marketing capabilities, reduce the cost to acquire customer accounts, and accelerate our progress to become a broader education solutions provider. Both acquisitions align with and support our mission to provide

2024 PROXY STATEMENT  1

PROXY STATEMENT SUMMARY

students and their families the confidence to successfully navigate to, through, and immediately after the higher education journey.

We strive to optimize the value of our brand and attractive client base by (i) building products and services that leverage our customer affiliation, (ii) ensuring products and services are consistent with our core mission and drive customer value, (iii) prioritizing partnerships and other capital efficient avenues of growth, and (iv) looking for opportunities to optimize return on our investments.

In 2023, we worked to maintain a rigorous capital allocation and return program by (i) paying quarterly Common Stock dividends of $0.11 per share, (ii) selling approximately $3.15 billion of Private Education Loans during the year, and (iii) repurchasing 22 million shares of our Common Stock pursuant to Rule 10b5-1 trading plans authorized under our share repurchase programs.

Corporate Governance Highlights

We believe strong corporate governance is critical for our success. To that end, we have established robust governance structures including (i) separating the roles of Board Chair and Chief Executive Officer (“CEO”), (ii) focusing on director independence, as our Board of Directors as of December 31, 2023 was comprised of 92% independent directors, (iii) continuing our commitment to diversity among our Board of Directors, with 50% of our directors self-identifying as diverse, as disclosed further below in the NASDAQ Board Diversity Matrix, and the directors with diverse skills and experience as disclosed further below in the Board Skills and Experience Matrix, and (iv) focusing on board refreshment as new directors commenced serving on the Board of Directors in early 2024.

Executive Compensation

Our executive compensation philosophy has aligned the compensation received by our named executive officers with the Company’s performance. Our performance-based compensation programs focus our senior executives on goals that drive our financial performance while balancing risk and reward. The Company’s total shareholder return (as described below) has continued to be strong compared to our peer group and payouts under our 2023 incentive plans align with the Company’s stock performance. We achieved significant successes in 2023, by delivering on key Company performance metrics during the year. For more information on our executive compensation, including our practices and philosophy, please see our “Compensation Discussion & Analysis” on page 30.

2024 Annual Meeting of Stockholders

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Overview of Proposals

This proxy statement contains three proposals requiring stockholder action, each of which is discussed in more detail below. Proposal 1 seeks the election of 12 directors nominated by the Board of Directors. Proposal 2 seeks approval, on an advisory basis, of Sallie Mae’s executive compensation. Proposal 3 seeks ratification of the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Each share of Common Stock is entitled to one vote on each proposal or, in the case of the election of directors, on each nominee.

The Board of Directors recommends that you vote FOR each of Proposals 1, 2, and 3, as discussed in more detail below.

2024 PROXY STATEMENT  3

Proposal 1

Election of Directors

Our Board of Directors has nominated and recommends 12 individuals for election to our Board of Directors at the Annual Meeting. These individuals are as follows:

Under our Certificate of Incorporation, the size of our Board of Directors may not be fewer than 11 nor more than 16 members. Under our Bylaws, the Board of Directors has the authority to determine the size of the Board of Directors within that range and to fill any vacancies that may arise prior to the next annual meeting of stockholders. The Board of Directors has set the number of members at 12, effective as of the Annual Meeting.

Biographical information, qualifications, and experience with respect to each director nominee appear below. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes, and other qualifications the Board of Directors has determined support its oversight and management of Sallie Mae’s business, operations, and structure. These qualifications are discussed below, along with biographical information regarding each director nominee, including each individual’s age, principal occupation, and business experience from at least the past five years. Information concerning each director nominee is based in part on information received from the respective director nominee and in part from Sallie Mae’s records.

Each nominee is a current director who was elected by stockholders at the 2023 annual meeting of stockholders, other than Dr. Akella and Mr. Leech, who were both appointed to the Board of Directors effective January 2, 2024. Dr. Akella was identified by the Nominations and Governance Committee with the assistance of a third-party search firm engaged to identify and evaluate potential nominees. Mr. Leech was identified by the Nominations and Governance Committee. After a thorough review of their qualifications and skills, the Nominations and Governance Committee recommended Dr. Akella and Mr. Leech to the Board of Directors. The Board of Directors unanimously approved the appointment of Dr. Akella and Mr. Leech as directors.

All nominees appearing below have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Our Bylaws provide the election of a director in an uncontested election will be by a majority of the votes cast with respect to a nominee at a meeting for the election of directors at which a quorum is present. Each share of Common Stock is entitled to one vote for each nominee. A director nominee will be elected to the Board of Directors

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PROPOSAL 1 | ELECTION OF DIRECTORS

if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and shares not voted on the proposal, including broker non-votes, are of no effect for the outcome of the election.

If any director nominee fails to receive a majority of the votes cast “FOR” their election, such nominee will automatically tender their resignation upon certification of the election results. The Nominations and Governance Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the Nominations and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

2024 PROXY STATEMENT  5

PROPOSAL 1 | ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

Janaki Akella(Independent) Former Digital Transformation Leader, Google LLCQualifications: Dr. Akellas decades of experience holding leadership roles in technology and growth strategy and advising clients in multiple industries regarding various information technology and data strategy matters, enables her to provide valuable insight to the Board of Directors in the areas of technology, business strategy, and operations. Age: 63 Director Since: January 2024 Professional Highlights: Chief of Business Operations, Director, Ads Privacy and Safety, Google LLC2020 to 2023; Head of Digital Transformation, Director, Cloud2018 to 2020; Chief of Staff for Search2017 to 2018 Partner, McKinsey & Company2007 to 2016; Associate Principal2003 to 2006; Engagement Manager2001 to 2003; Associate/Senior Associate1999 to 2001 Engineer Scientist and Technical Contributor, Hewlett-Packard1993 to 1998 Other Professional and Leadership Experience: Director, Sallie Mae Bank2024 to present Director, averQ, Inc.2023 to present Directorship of other public companies: Director, Southern Company2019 to present; Business Security and Resiliency Committee Chair2024 to presentJanaki Akella (Independent) Former Digital Transformation Leader, Google LLC Qualifications: Dr. Akellas decades of experience holding leadership roles in technology and growth strategy and advising clients in multiple industries regarding various information technology and data strategy matters, enables her to provide valuable insight to the Board of Directors in the areas of technology, business strategy, and operations. Age: 63 Director Since: January 2024 Professional Highlights: Chief of Business Operations, Director, Ads Privacy and Safety, Google LLC-2020 to 2023; Head of Digital Transformation, Director, Cloud-2018 to 2020; Chief of Staff for Search-2017 to 2018 Partner, McKinsey & Company-2007 to 2016; Associate Principal-2003 to 2006; Engagement Manager-2001 to 2003; Associate/Senior Associate-1999 to 2001 Engineer Scientist and Technical Contributor, Hewlett-Packard-1993 to 1998 Other Professional and Leadership Experience: Director, Sallie Mae Bank-2024 to present Director, averQ, Inc.-2023 to present Directorship of other public companies: Director, Southern Company-2019 to present; Business Security and Resiliency Committee Chair-2024 to present

R. Scott Blackley(Independent) Chief Financial Officer, Oscar Health, Inc.Qualifications: Mr. Blackley brings decades of experience in financial services, risk management, strategy, and operations to the Board of Directors. Age: 55 Director Since: November 2022 Professional Highlights: Chief Financial Officer, Oscar Health, Inc.2023 to Present; Chief Transformation Officer2022 to 2023; Chief Financial Officer2021 to 2022 Chief Financial Officer, Capital One Financial Corporation2016 to 2021; Controller and Principal Accounting Officer2011 to 2017 Senior Vice President and Chief Financial Officer, Capital Markets business, Federal National Mortgage Association (Fannie Mae)2007 to 2011; Senior Vice President, Accounting Policy2005 to 2007 Vice President, Assistant Controller, America Online, Inc.2003 to 2005 Partner, KPMG LLP2002 to 2003 Professional Accounting Fellow, United States Securities and Exchange Commission 2000 to 2002 Other Professional and Leadership Experience: Director, Sallie Mae Bank2022 to present Director, Trout Unlimited2019 to present; Budget Chair2019 to 2024 Director, Hexamer Therapeutics2019 to presentR. Scott Blackley (Independent) Chief Financial Officer, Oscar Health, Inc. Qualifications: Mr. Blackley brings decades of experience in financial services, risk management, strategy, and operations to the Board of Directors. Age: 55 Director Since: November 2022 Professional Highlights: Chief Financial Officer, Oscar Health, Inc.-2023 to Present; Chief Transformation Officer-2022 to 2023; Chief Financial Officer-2021 to 2022 Chief Financial Officer, Capital One Financial Corporation-2016 to 2021; Controller and Principal Accounting Officer-2011 to 2017 Senior Vice President and Chief Financial Officer, Capital Markets business, Federal National Mortgage Association (Fannie Mae)-2007 to 2011; Senior Vice President, Accounting Policy-2005 to 2007 Vice President, Assistant Controller, America Online, Inc.-2003 to 2005 Partner, KPMG LLP-2002 to 2003 Professional Accounting Fellow, United States Securities and Exchange Commission- 2000 to 2002 Other Professional and Leadership Experience: Director, Sallie Mae Bank-2022 to present Director, Trout Unlimited-2019 to present; Budget Chair-2019 to 2024 Director, Hexamer Therapeutics-2019 to present

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PROPOSAL 1 | ELECTION OF DIRECTORS

Mary Carter Warren Franke(Independent/Board Chair) Former Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co. Age: 67 Director Since: April 2014 Qualifications: Ms. Frankes leadership roles and experience in marketing and the banking industry enable her to contribute to the Board of Directors experience in the areas of marketing, business development, and financial services. Professional Highlights: Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.2007 to 2013 Executive Vice President and Chief Marketing Officer, Chase Card Services1995 to 2007 Other Professional and Leadership Experience: Director, Sallie Mae Bank2014 to present Director, Investors Management Corporation2021 to present Director, The Warfield Fund2007 to present Director, Saint Marys School2014 to 2020 Director, Hobe Sound Community Chest2017 to present Director, Pauls Place2014 to 2017Mary Carter Warren Franke (Independent/Board Chair) Former Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co. Age: 67 Director Since: April 2014 Qualifications: Ms. Frankes leadership roles and experience in marketing and the banking industry enable her to contribute to the Board of Directors experience in the areas of marketing, business development, and financial services. Professional Highlights: Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.-2007 to 2013 Executive Vice President and Chief Marketing Officer, Chase Card Services-1995 to 2007 Other Professional and Leadership Experience: Director, Sallie Mae Bank-2014 to present Director, Investors Management Corporation-2021 to present Director, The Warfield Fund-2007 to present Director, Saint Marys School-2014 to 2020 Director, Hobe Sound Community Chest-2017 to present Director, Pauls Place-2014 to 2017

Mark L. Lavelle(Independent/Compensation Committee Chair) Chief Executive Officer, Maergo Qualifications: Mr. Lavelles extensive experience developing and scaling businesses encompassing financial services, commerce, and information technology allows him to provide valuable insight to the Board of Directors in the areas of risk management, strategy, acquisitions, and business operations. Age: 58 Director Since: April 2019 Professional Highlights: Chief Executive Officer, Maergo (formerly known as X Delivery)2021 to present Chairman and Chief Executive Officer, Deep Lake Capital2021 to present Senior Vice President, Commerce Cloud, Adobe Inc.2018 to 2019 Chief Executive Officer, Magento Commerce2015 to 2018 Senior Vice President, Product, eBay Enterprise2013 to 2015 Senior Vice President, Strategy and Partnerships, eBay, Inc.2012 to 2013 Senior Vice President, Strategy and Business Development, PayPal, Inc.2009 to 2012 Co-Founder and Vice President, Corporate Development, Bill Me Later, Inc.2001 to 2009 Other Professional and Leadership Experience: Director, Sallie Mae Bank2019 to present Director, Armada Inc2018 to present Director, Second Chance2008 to presentMark L. Lavelle (Independent/Compensation Committee Chair) Chief Executive Officer, Maergo Qualifications: Mr. Lavelles extensive experience developing and scaling businesses encompassing financial services, commerce, and information technology allows him to provide valuable insight to the Board of Directors in the areas of risk management, strategy, acquisitions, and business operations. Age: 58 Director Since: April 2019 Professional Highlights: Chief Executive Officer, Maergo (formerly known as X Delivery)-2021 to present Chairman and Chief Executive Officer, Deep Lake Capital-2021 to present Senior Vice President, Commerce Cloud, Adobe Inc.-2018 to 2019 Chief Executive Officer, Magento Commerce-2015 to 2018 Senior Vice President, Product, eBay Enterprise-2013 to 2015 Senior Vice President, Strategy and Partnerships, eBay, Inc.-2012 to 2013 Senior Vice President, Strategy and Business Development, PayPal, Inc.-2009 to 2012 Co-Founder and Vice President, Corporate Development, Bill Me Later, Inc.-2001 to 2009 Other Professional and Leadership Experience: Director, Sallie Mae Bank-2019 to present Director, Armada Inc-2018 to present Director, Second Chance-2008 to present

2024 PROXY STATEMENT  7

PROPOSAL 1 | ELECTION OF DIRECTORS

Christopher T. Leech(Independent) Former Senior Partner, McKinsey & CompanyQualifications: Mr. Leechs extensive consulting experience, including advising financial services clients regarding strategy and financial, regulatory, and operational risk management, allows him to provide valuable insight to the Board of Directors on business strategy, operations, and regulatory matters. Age: 59 Director Since: January 2024 Professional Highlights: Senior Partner, McKinsey & Company2000 to 2023; Partner1995 to 2000; Associate1990 to 1995 Other Professional and Leadership Experience: Director, Sallie Mae Bank2024 to present Board Member, McKinsey & Company2020 to 2023; Chair of Risk, Audit and Governance Committee2021 to 2023 Board Member, Higher Achievement2013 to 2021; National Board Chair2017 to 2021 Board Member, Shady Side Academy2003 to 2012Christopher T. Leech (Independent) Former Senior Partner, McKinsey & Company Qualifications: Mr. Leechs extensive consulting experience, including advising financial services clients regarding strategy and financial, regulatory, and operational risk management, allows him to provide valuable insight to the Board of Directors on business strategy, operations, and regulatory matters. Age: 59 Director Since: January 2024 Professional Highlights: Senior Partner, McKinsey & Company-2000 to 2023; Partner-1995 to 2000; Associate-1990 to 1995 Other Professional and Leadership Experience: Director, Sallie Mae Bank-2024 to present Board Member, McKinsey & Company-2020 to 2023; Chair of Risk, Audit and Governance Committee-2021 to 2023 Board Member, Higher Achievement-2013 to 2021; National Board Chair-2017 to 2021 Board Member, Shady Side Academy-2003 to 2012

Ted Manvitz(Independent) Managing Director, Grain ManagementQualifications: Mr. Manvitzs extensive experience in the areas of strategic planning and investments, capital allocation, senior executive management, operations, finance, mergers and acquisitions, and capital markets allows him to provide valuable insight to the Board of Directors in driving growth, building partnerships, and creating value. Age: 52 Director Since: March 2021 Professional Highlights: Managing Director, Grain Management2022 to present Interim Chief Financial Officer, Optimus Ride2021 Senior Advisor, IHS Holding Limited2019 to 2021; Executive Vice President and Chief Strategy Officer2018 to 2019; Chief Financial Officer2016 to 2018; Chief Investment Officer2013 to 2016; Chief Operating Officer2011 to 2013; Executive Director, Corporate Finance and M&A2010 to 2011 Managing Director, Arm Capital Partners2009 to 2010 Executive Director, J.P. Morgan Securities, Inc.2006 to 2009; Vice President2004 to 2006; Associate Vice President2002 to 2004 Other Professional and Leadership Experience: Director, Sallie Mae Bank2021 to present Director, 55 Hereford2023 to present Director, Alares2022 to 2023 Senior Advisor, Africell2021 to present Adjunct Faculty, American University2020 to presentTed Manvitz (Independent) Managing Director, Grain Management Qualifications: Mr. Manvitzs extensive experience in the areas of strategic planning and investments, capital allocation, senior executive management, operations, finance, mergers and acquisitions, and capital markets allows him to provide valuable insight to the Board of Directors in driving growth, building partnerships, and creating value. Age: 52 Director Since: March 2021 Professional Highlights: Managing Director, Grain Management-2022 to present Interim Chief Financial Officer, Optimus Ride-2021 Senior Advisor, IHS Holding Limited-2019 to 2021; Executive Vice President and Chief Strategy Officer-2018 to 2019; Chief Financial Officer-2016 to 2018; Chief Investment Officer-2013 to 2016; Chief Operating Officer-2011 to 2013; Executive Director, Corporate Finance and M&A-2010 to 2011 Managing Director, Arm Capital Partners-2009 to 2010 Executive Director, J.P. Morgan Securities, Inc.-2006 to 2009; Vice President-2004 to 2006; Associate Vice President-2002 to 2004 Other Professional and Leadership Experience: Director, Sallie Mae Bank-2021 to present Director, 55 Hereford-2023 to present Director, Alares-2022 to 2023 Senior Advisor, Africell-2021 to present Adjunct Faculty, American University-2020 to present

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PROPOSAL 1 | ELECTION OF DIRECTORS

Jim Matheson(Independent) Chief Executive Officer, NRECAQualifications: Mr. Mathesons extensive experience in public policy and financial services enables him to bring to the Board of Directors a valuable perspective in development of business strategies and on public policy and regulatory matters. Age: 64 Director Since: March 2015 Professional Highlights: Chief Executive Officer, National Rural Electric Cooperative Association2016 to present Principal in the Public Policy Practice, Squire Patton Boggs2015 to 2016 Member of the United States House of Representatives2001 to 2015 Founder of The Matheson Group1999 to 2000 Consultant, Energy Strategies, Inc.1991 to 1998 Other Professional and Leadership Experience: Director, Sallie Mae Bank2015 to present Director, The Alliance to Save Energy2024 to present Service on the United States House of Representatives Energy and Commerce Committee2007 to 2015; Science Committee2001 to 2011; Financial Services Committee2003 to 2007; and Transportation and Infrastructure Committee2001 to 2007 Chief Deputy Whip for the Democratic Caucus of the United States House of Representatives2011 to 2015 Board Member, United States Association of Former Members of Congress2015 to 2022Jim Matheson (Independent) Chief Executive Officer, NRECA Qualifications: Mr. Mathesons extensive experience in public policy and financial services enables him to bring to the Board of Directors a valuable perspective in development of business strategies and on public policy and regulatory matters. Age: 64 Director Since: March 2015 Professional Highlights: Chief Executive Officer, National Rural Electric Cooperative Association-2016 to present Principal in the Public Policy Practice, Squire Patton Boggs-2015 to 2016 Member of the United States House of Representatives-2001 to 2015 Founder of The Matheson Group-1999 to 2000 Consultant, Energy Strategies, Inc.-1991 to 1998 Other Professional and Leadership Experience: Director, Sallie Mae Bank-2015 to present Director, The Alliance to Save Energy-2024 to present Service on the United States House of Representatives Energy and Commerce Committee-2007 to 2015; Science Committee-2001 to 2011; Financial Services Committee-2003 to 2007; and Transportation and Infrastructure Committee-2001 to 2007 Chief Deputy Whip for the Democratic Caucus of the United States House of Representatives-2011 to 2015 Board Member, United States Association of Former Members of Congress-2015 to 2022

Samuel T. Ramsey(Independent) Former Chief Risk Officer, Chase, the consumer and small business organization within JP Morgan Chase & Co.Qualifications: Mr. Ramsey brings more than 30 years of experience in consumer and commercial banking, with expertise in risk management, finance, treasury, and capital markets, to the Board of Directors. Age: 64 Director Since: November 2021 Professional Highlights: Chief Risk Officer, Chase, the consumer and small business organization within JP Morgan Chase & Co.2011 to 2014 Chief Risk Officer, Ally Financial Inc.2007 to 2010 Chief Financial Officer, Global Corporate and Investment Banking, Bank of America2006 to 2007 Enterprise Credit and Market Risk Executive, Chief Risk Executive for Global Consumer and Small Business Banking, Enterprise Operational and Market Risk Executive, Bank of America2004 to 2006 Other Professional and Leadership Experience: Director, Sallie Mae Bank2021 to present Director, Chair of Audit Committee, member of the Compliance and Finance Committees, Ditech Holding Corporation2018 to 2019Samuel T. Ramsey (Independent) Former Chief Risk Officer, Chase, the consumer and small business organization within JP Morgan Chase & Co.Qualifications: Mr. Ramsey brings more than 30 years of experience in consumer and commercial banking, with expertise in risk management, finance, treasury, and capital markets, to the Board of Directors. Age: 64 Director Since: November 2021 Professional Highlights: Chief Risk Officer, Chase, the consumer and small business organization within JP Morgan Chase & Co.-2011 to 2014 Chief Risk Officer, Ally Financial Inc.-2007 to 2010 Chief Financial Officer, Global Corporate and Investment Banking, Bank of America-2006 to 2007 Enterprise Credit and Market Risk Executive, Chief Risk Executive for Global Consumer and Small Business Banking, Enterprise Operational and Market Risk Executive, Bank of America-2004 to 2006 Other Professional and Leadership Experience: Director, Sallie Mae Bank-2021 to present Director, Chair of Audit Committee, member of the Compliance and Finance Committees, Ditech Holding Corporation-2018 to 2019

2024 PROXY STATEMENT  9

PROPOSAL 1 | ELECTION OF DIRECTORS

Vivian C. Schneck-Last(Independent/Operational and Compliance Risk Committee Chair) Former Managing Director, Global Head of Technology Governance, Goldman Sachs & Company Age: 63 Director Since: March 2015 Qualifications: Ms. Schneck-Lasts strategic technology experience and background in technology governance in the financial services field bring valuable perspective to the Board of Directors in risk management and on a broad range of enterprise technology matters. Professional Highlights: Managing Director, Global Head of Technology Governance, Goldman Sachs & Company2009 to 2014; Managing Director, Global Head of Technology Business Development2000 to 2014; Managing Director, Global Head of Technology Vendor Management2003 to 2014 Other Professional and Leadership Experience: Director, Sallie Mae Bank2015 to present Advisor/Director, Portrait Capital Systems, LLC2015 to 2019 Advisor/Director, Coronet2015 to present Director, Bikur Cholim of Manhattan2014 to present Directorships of other public companies: SCVX Corp.2020 to 2022Vivian C. Schneck-Last (Independent/Operational and Compliance Risk Committee Chair) Former Managing Director, Global Head of Technology Governance, Goldman Sachs & Company Age: 63 Director Since: March 2015 Qualifications: Ms. Schneck-Lasts strategic technology experience and background in technology governance in the financial services field bring valuable perspective to the Board of Directors in risk management and on a broad range of enterprise technology matters. Professional Highlights: Managing Director, Global Head of Technology Governance, Goldman Sachs & Company-2009 to 2014; Managing Director, Global Head of Technology Business Development-2000 to 2014; Managing Director, Global Head of Technology Vendor Management-2003 to 2014 Other Professional and Leadership Experience: Director, Sallie Mae Bank-2015 to present Advisor/Director, Portrait Capital Systems, LLC-2015 to 2019 Advisor/Director, Coronet-2015 to present Director, Bikur Cholim of Manhattan-2014 to present Directorships of other public companies: SCVX Corp.-2020 to 2022

Robert S. Strong(Independent/Financial Risk Committee Chair) Former Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities Age: 75 Director Since: April 2014 Qualifications: Mr. Strongs extensive experience in the banking and financial services industries allows him to provide valuable insight to the Board of Directors in the areas of finance, risk management, portfolio management, and business operations. Professional Highlights: Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities2006 to 2007; Managing Director, Portfolio Management2001 to 2006 Executive Vice President, Chief Credit Officer, JP Morgan Chase Bank1996 to 2001 Other Professional and Leadership Experience: Director, Sallie Mae Bank2014 to present Director, Syncora Guaranty, Inc.2018 to 2020 Director, Syncora Capital Assurance, Inc.2009 to 2017 Member, Financial Policy Review Board for the State of New Jersey2013 to 2016 Director, CamberLink Inc.2013 to 2016Robert S. Strong (Independent/Financial Risk Committee Chair) Former Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities Age: 75 Director Since: April 2014 Qualifications: Mr. Strongs extensive experience in the banking and financial services industries allows him to provide valuable insight to the Board of Directors in the areas of finance, risk management, portfolio management, and business operations. Professional Highlights: Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities-2006 to 2007; Managing Director, Portfolio Management-2001 to 2006 Executive Vice President, Chief Credit Officer, JP Morgan Chase Bank-1996 to 2001 Other Professional and Leadership Experience: Director, Sallie Mae Bank-2014 to present Director, Syncora Guaranty, Inc.-2018 to 2020 Director, Syncora Capital Assurance, Inc.-2009 to 2017 Member, Financial Policy Review Board for the State of New Jersey-2013 to 2016 Director, CamberLink Inc.-2013 to 2016

10  SLM CORPORATION

PROPOSAL 1 | ELECTION OF DIRECTORS

Jonathan W. Witter(Executive; Not Independent) Chief Executive Officer, Sallie MaeQualifications: Mr. Witters extensive background and significant leadership experience in the banking industry and his customer experience expertise allow him to provide business and leadership insight to the Board of Directors in the areas of banking, financial services, capital markets, business operations, and customer service. Age: 55 Director Since: April 2020 Professional Highlights: Chief Executive Officer and Director, Sallie MaeApril 2020 to present Executive Vice President and Chief Customer Officer, Hilton Worldwide HoldingsApril 2017 to April 2020 President, Retail and Direct Banking, Capital One Financial CorporationFebruary 2012 to March 2017; President, Retail and Small Business BankingSeptember 2011 to February 2012; Executive Vice President, Retail BankingDecember 2010 to September 2011 Chief Operating Officer, Retail Banking Group and President, Morgan Stanley Private Bank2009 to December 2010 Executive Vice President and Head of General Bank Distribution, Wachovia (now Wells Fargo & Company)2004 to 2009 Other Professional and Leadership Experience: Director, Sallie Mae BankApril 2020 to presentJonathan W. Witter (Executive; Not Independent) Chief Executive Officer, Sallie Mae Qualifications: Mr. Witters extensive background and significant leadership experience in the banking industry and his customer experience expertise allow him to provide business and leadership insight to the Board of Directors in the areas of banking, financial services, capital markets, business operations, and customer service. Age: 55 Director Since: April 2020 Professional Highlights: Chief Executive Officer and Director, Sallie Mae-April 2020 to present Executive Vice President and Chief Customer Officer, Hilton Worldwide Holdings-April 2017 to April 2020 President, Retail and Direct Banking, Capital One Financial Corporation-February 2012 to March 2017; President, Retail and Small Business Banking-September 2011 to February 2012; Executive Vice President, Retail Banking-December 2010 to September 2011 Chief Operating Officer, Retail Banking Group and President, Morgan Stanley Private Bank-2009 to December 2010 Executive Vice President and Head of General Bank Distribution, Wachovia (now Wells Fargo & Company)-2004 to 2009 Other Professional and Leadership Experience: Director, Sallie Mae Bank-April 2020 to present

Kirsten O. Wolberg(Independent/Preferred Stock Committee Chair) Former Chief Technology and Operations Officer, DocuSignQualifications: Ms. Wolbergs extensive experience in information technology for the financial services industry allows her to provide valuable insight to the Board of Directors in the areas of finance, information technology risks, cyber security, and business operations. Age: 56 Director Since: November 2016 Professional Highlights: Chief Technology and Operations Officer, DocuSign2017 to 2021 Vice President, PayPal Separation Executive, PayPal, Inc.2014 to 2017 Vice President, Technology, PayPal, Inc.2012 to 2014 Chief Information Officer, Salesforce.com2008 to 2011 Vice President, Corporate Technology, Charles Schwab & Co.2001 to 2008 Other Professional and Leadership Experience: Director, Sallie Mae Bank2016 to present Director, Atlas2023 to present Director, Epidemic Sound2021 to present Director, Pryon2021 to present Director, Pie Insurance2021 to present Director, Duco Technology Limited2020 to 2021 Director, Year Up2008 to 2021 Director, Jewish Vocational Services2014 to present Directorships of other public companies: Dynatrace, Inc.2021 to presentCalAmp Corp2020 to present Silicon Graphics International Corp.2016Kirsten O. Wolberg (Independent/Preferred Stock Committee Chair) Former Chief Technology and Operations Officer, DocuSign Qualifications: Ms. Wolbergs extensive experience in information technology for the financial services industry allows her to provide valuable insight to the Board of Directors in the areas of finance, information technology risks, cyber security, and business operations. Age: 56 Director Since: November 2016 Professional Highlights: Chief Technology and Operations Officer, DocuSign-2017 to 2021 Vice President, PayPal Separation Executive, PayPal, Inc.-2014 to 2017 Vice President, Technology, PayPal, Inc.-2012 to 2014 Chief Information Officer, Salesforce.com-2008 to 2011 Vice President, Corporate Technology, Charles Schwab & Co.-2001 to 2008 Other Professional and Leadership Experience: Director, Sallie Mae Bank-2016 to present Director, Atlas-2023 to present Director, Epidemic Sound-2021 to present Director, Pryon-2021 to present Director, Pie Insurance-2021 to present Director, Duco Technology Limited-2020 to 2021 Director, Year Up-2008 to 2021 Director, Jewish Vocational Services-2014 to present Directorships of other public companies: Dynatrace, Inc.-2021 to present CalAmp Corp-2020 to present Silicon Graphics International Corp.-2016

2024 PROXY STATEMENT  11

PROPOSAL 1 | ELECTION OF DIRECTORS

Board of Directors Recommendation

The Board of Directors Recommends a Vote “FOR” the Election of the Twelve Nominees Named Above.

12  SLM CORPORATION

Proposal 2—

Advisory Vote on

Executive Compensation

Pursuant to Schedule 14A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC rules, Sallie Mae is asking stockholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on its executive compensation as reported in this proxy statement. Sallie Mae urges stockholders to read the “Compensation Discussion and Analysis” section (“CD&A”) of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of Sallie Mae’s named executive officers (“NEOs”).

At our annual meeting of stockholders held in June 2023, we submitted a non-binding vote to our stockholders to approve our executive compensation. Approximately 98.1 percent of the stockholders present or represented, and entitled to vote thereon, voted in favor of the say-on-pay proposal. We attribute that broad support in part to our continued efforts to understand and address the feedback we received from our stockholders. Specifically, in 2023 we continued to focus on performance-based compensation for our NEOs as we (i) tied a significant portion of total NEO compensation to the achievement of performance goals that we believe drive the fundamentals of our business and (ii) awarded a significant percentage, 50 percent, of the NEO’s long-term incentive plan (“LTIP”) equity awards in the form of performance-based awards consisting of performance stock units (“PSUs”).

The compensation awarded to our CEO, Jonathan W. Witter, and other NEOs for 2023, reflects the execution on our strategic priorities while delivering strong results in 2023, i.e., meaningfully growing loan originations with full-year credit performance in line with management’s expectations and remaining committed to shareholder return in 2024. The Compensation Committee is mindful of its responsibility to align executive compensation with the overall performance of the Company, while taking into consideration the need to provide market competitive compensation in order to recruit and retain highly skilled and experienced executives. The CD&A provides a comprehensive discussion and rationale for the 2023 pay decisions made by the Compensation Committee and the correlation to Company performance.

As described in the CD&A, our executive compensation programs are designed to attract, retain, and motivate our NEOs, who are important to our long-term success. Under these programs, we provide our NEOs with appropriate objectives and incentives to achieve our business goals. We believe our compensation features demonstrate our responsiveness to our stockholders, our commitment to our pay-for-performance philosophy, and our goal of aligning management’s interests with those of our stockholders to support the creation of long-term value.

The Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes. In accordance with this policy and Section 14A of the Exchange Act, and as a matter of good corporate governance, Sallie Mae is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Sallie Mae’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

This proposal to approve the resolution regarding the compensation of Sallie Mae’s NEOs requires the affirmative vote of the holders of a majority in voting power of the Common Stock present or represented, and entitled to vote thereon. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the outcome of this matter. This proposal is advisory in nature and, therefore, is not binding upon the Compensation Committee or the Board of Directors. However, the Compensation Committee will carefully evaluate the outcome of the vote when considering future executive compensation decisions. Following our Annual Meeting, we expect to hold the next advisory say-on-pay vote at our 2025 annual meeting of our stockholders.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers, as Disclosed in the Compensation Discussion and Analysis and the Related Compensation Tables and Narrative Disclosure in this Proxy Statement.

2024 PROXY STATEMENT  13

Proposal 3—

Ratification of the Appointment of the Independent Registered Public Accounting Firm

Sallie Mae’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee of Sallie Mae’s Board of Directors (the “Audit Committee”). The Audit Committee has engaged KPMG as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Representatives of KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

This proposal is put before the stockholders because the Board of Directors believes it is a good corporate governance practice to provide stockholders a vote on ratification of the selection of the independent registered public accounting firm.

For ratification, this proposal will require the affirmative vote of the holders of a majority in voting power of the Common Stock present or represented, and entitled to vote thereon. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter have no direct effect on the outcome of this matter. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Sallie Mae’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2024 if, in its discretion, it determines such a change would be in the Company’s best interests.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” Ratification of the Appointment of KPMG as Sallie Mae’s Independent Registered Public Accounting Firm for 2024.

14  SLM CORPORATION

Corporate Governance

Roles and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Sallie Mae’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies, and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	review and approve Sallie Mae’s key strategy initiatives and business plan;
•	advise and provide oversight of management regarding, and monitor performance against, the Company’s strategic imperatives and business objectives;
•

monitor the Company’s financial performance and condition, and through its Audit Committee review and oversee the auditing and integrity of Sallie Mae’s financial statements and periodic public reports, its internal audit function, and select and oversee Sallie Mae’s independent registered public accounting firm;

•	select the CEO, and through the Independent Directors, evaluate the performance of, approve the compensation of, and engage in succession planning for the CEO;
•	evaluate the performance of, engage in succession planning for, and compensate members of the executive management team through the Compensation Committee;

•

review risks affecting Sallie Mae and its processes for managing those risks, and oversee the risk management and internal control frameworks, compliance, and governance, including through annually approving Sallie Mae’s Risk Management Policy, Risk Appetite Standard, and Board-level risk metrics, and monitoring Sallie Mae’s risk profile through a quarterly review of performance against Board-approved risk metrics;

•

provide oversight and direction regarding Sallie Mae’s capital allocation, including capital and liquidity levels, and review and approve Sallie Mae’s capital return initiatives, including dividends and share repurchase programs; and

•

recruit and recommend appropriate director candidates for election by stockholders, and engage in an annual self-assessment process to evaluate the effectiveness of the Board of Directors and its committees.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed each year by the Nominations and Governance Committee, which from time to time will recommend changes to the Board of Directors. The Guidelines are published at www.salliemae.com/investors/corporate-governance/ and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, DE 19713. The Guidelines, along with Sallie Mae’s Bylaws and committee charters, embody the following governance practices, among others:

•

A majority of the members of the Board of Directors must be independent directors, and all members of the (i) Audit, (ii) Nominations and Governance, (iii) Compensation and (iv) Financial Risk Committees must be independent.

•	All directors stand for re-election each year. Directors are elected under a majority vote standard in uncontested elections.

•	We have separated the role of Board Chair from CEO. We do not have a Lead Independent Director given the independence of our Board Chair.

•

Each regularly scheduled Board of Directors meeting generally concludes with an executive session in which only independent members of the Board of Directors participate. Each regularly scheduled committee meeting also generally concludes with an executive session presided over by the committee Chair.

•

We seek representation on the Board of Directors that will contribute breadth of experience and knowledge and that reflects a diversity of geography, gender, race, ethnicity, nationality, age, sexual orientation, and gender identity.

•	We maintain stock ownership and retention guidelines for directors and executive officers.

•	The Board of Directors and its committees undertake an annual review to evaluate their effectiveness.

•	Directors should not serve on more than three other public company boards in addition to the Company’s Board of Directors.

•

Non-employee directors should retire from the Board of Directors no later than at the annual meeting of stockholders following such director’s 75th birthday. The Board of Directors may grant a waiver to this retirement age requirement where the director continuing to serve on the Board of Directors would be in the Company’s best interest, such as was done for Mr. Strong in connection with his standing for re-election for one additional year at the Annual Meeting.

2024 PROXY STATEMENT  15

CORPORATE GOVERNANCE

Board Leadership Structure

Ms. Franke, an independent director of the Company and Sallie Mae Bank, our wholly-owned subsidiary (the “Bank”), serves as the first woman to chair the Board of Directors of the Company as well as the Board of Directors of the Bank. Our independent Board Chair serves as the principal representative of the Board of Directors, presiding over meetings of the Board of Directors. Mr. Witter, our CEO, serves as a member of the Board of Directors. The Board of Directors believes, at this time, an independent director is best situated to serve as Board Chair as an effective counterbalance to management and our CEO. By separating the CEO role from the Board Chair role, the Company is put in the best position to oversee all executives of the Company, monitor and respond to key risks and strategic initiatives at the Company, and act in the best interest of stockholders. The Board of Directors believes the Company is currently best served by separating the roles of Board Chair and CEO, while, subject to Sallie Mae’s Bylaws, the Board of Directors reserves the right to revisit this structure and combine the two roles, depending on the future needs and strategy of the Company at any given point in time.

Director Independence

For a director to be considered independent, the Board of Directors must determine the director does not have any direct or indirect material relationship with Sallie Mae. The Board of Directors has adopted the Guidelines, which embody the corporate governance principles and practices of the Company. The Guidelines include the standards for determining director independence, which conform to the independence requirements of the NASDAQ Global Select Market (“NASDAQ”) listing standards.

The Board of Directors has determined that each of the individuals who served as a director during 2023 and all nominees standing for election at the Annual Meeting, other than Mr. Witter, our CEO, are independent of Sallie Mae.

Each member of the Board of Directors’ Audit, Nominations and Governance, and Compensation Committees is independent within the meaning of the NASDAQ listing standards, Exchange Act Rule 10A-3, and Sallie Mae’s own director independence standards set forth in the Guidelines. The Guidelines are published at www.salliemae.com/investors/corporate-governance/.

Board Diversity

Our Board of Directors believes diversity is important and seeks representation across a range of attributes, including gender, race, ethnicity, and professional experience, and regularly assesses diversity when identifying and evaluating director candidates. As of December 31, 2023, our Board of Directors consisted of the following:

*	Includes our Board Chair

16  SLM CORPORATION

CORPORATE GOVERNANCE

The tables below provide enhanced disclosure regarding the diversity of the directors and director nominees. Each of the categories listed in the below tables have the meanings as they are used in NASDAQ’s Board Diversity Rule.

Board Diversity Matrix (As of April 1, 2024)

Total Number of Directors 12	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	5	9

Part II: Demographic Background

African American or Black		1

Alaskan Native or Native American

Asian	1

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	3	8

Two or More Races or Ethnicities

LGBTQ+	1

Did Not Disclose Demographic Background	1

Board Diversity Matrix (As of December 31, 2023)

Total Number of Directors 12	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	4	8

Part II: Demographic Background

African American or Black		1

Alaskan Native or Native American

Asian

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	3	7

Two or More Races or Ethnicities

LGBTQ+	1

Did Not Disclose Demographic Background	1

2024 PROXY STATEMENT  17

CORPORATE GOVERNANCE

Board Skills and Experience

The Board of Directors consists of individuals with broad and diverse backgrounds, skills, and experience in positions with a high degree of responsibility. The matrix provided on the following page highlights certain specific skills and qualifications possessed by each director. A particular director may possess additional skills, knowledge, or experience even though they are not indicated below. The absence of a designation does not mean a director does not possess that particular skill or qualification. Additional information about each director nominee’s qualifications, experience and skills, along with professional contributions can be found starting on page 4.

18  SLM CORPORATION

CORPORATE GOVERNANCE

Skills and Experience of the Directors

Franke	Akella	Blackley	Child	Keler	Lavelle	Leech	Manvitz	Matheson	Ramsey	Scheneck-Last	Strong	Witter	Wolberg
Finance/Accounting Experience as an accountant, auditor, or senior financial or accounting officer or other relevant experience in financial planning and analysis, accounting, financial reporting, and treasury functions, including capital markets.			●	●	●			●		●		●	●	
Business Strategy/Operations Experience defining and driving strategic direction and growth or managing the operations of a business or large organization.	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Industry Experience Experience in the Company's businesses, including consumer lending, banking, or education services.	●		●	●	●	●	●	●		●	●	●	●	●
Risk Management Experience with the identification, assessment, and oversight of risk management programs and practices.	●	●	●	●		●	●	●		●	●	●	●	●
Legal/Regulatory/Political & Government Affairs Experience navigating legal risks as an attorney, regulatory matters, or government relations.			●		●			●	●					
Technology Experience in technology, information security, or cybersecurity, including the use of technology to facilitate business operations.		●				●					●		●	●
Marketing Experience with or oversight of marketing strategy or brand management.	●												●	
Corporate Governance Extensive experience in corporate governance matters, including through service as a committee chair, board chair, or lead director of a board of directors.	●	●	●	●	●	●	●	●		●	●	●	●	●

2024 PROXY STATEMENT  19

CORPORATE GOVERNANCE

Board, Committee, and Annual Meeting Attendance

Our Board of Directors met 12 times in 2023. Each of the incumbent directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which they served. Directors are expected to attend the Annual Meeting, and 12 out of 12 of the then-serving members of the Board of Directors attended the Annual Meeting in June 2023.

Roles of the Board and Its Committees

The Board of Directors has established the following standing committees to assist in its oversight responsibilities: Audit; Compensation; Nominations and Governance; Financial Risk; Operational and Compliance Risk; and Preferred Stock. Each committee is governed by a Board-approved written charter, which is evaluated annually and sets forth the respective committee’s functions, responsibilities, and delegated authority. Membership of each of the committees is established on an annual basis. Additional information regarding the functions performed by each committee can be found in the “Risk Oversight” section on page 21.

Committee charters are available at www.salliemae.com/investors/corporate-governance/charters. Stockholders may obtain a written copy of any and all committee charters by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

The following table sets forth the membership and number of meetings held for each committee of the Board of Directors as of December 31, 2023.

	Audit(1)	Nominations and Governance	Compensation	Operational and Compliance Risk(2)	Financial Risk(2)	Preferred Stock

R. Scott Blackley(1) (2)(+)	*			*

Paul G. Child(1) (2) (+)	Chair				*

Mary Carter Warren Franke(2) (+) (C)		*	*

Marianne M. Keler(1) (+)	*	Chair				*

Mark L. Lavelle(2) (+)			Chair		*

Ted Manvitz(1) (+)	*		*			*

Jim Matheson(+)	*	*

Samuel T. Ramsey(1) (2) (+)				*	*

Vivian Schneck-Last (2) (+)		*		Chair

Robert S. Strong(1) (2) (+)				*	Chair

Jonathan W. Witter

Kirsten O. Wolberg(2) (+)			*	*		Chair

Number of Meetings in 2023	8	6	7	7	13	1

*	Committee Member

(C)	Board Chair

(+)	Independent Board Member

(1)

The Board of Directors determined Mr. Blackley, Mr. Child, Ms. Keler, Mr. Manvitz, Mr. Ramsey, and Mr. Strong each qualified as an “Audit Committee Financial Expert” as set forth in Item 407(d)(5) of Regulation S-K. During 2023, none of the Audit Committee members served on the Audit Committee of more than three public companies.

(2)

The Board of Directors determined Mr. Blackley, Mr. Child, Ms. Franke, Mr. Lavelle, Mr. Ramsey, Ms. Schneck-Last, Mr. Strong, and Ms. Wolberg each qualified as a “Risk Management Expert” as such term is defined by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the rules and regulations promulgated thereunder.

20  SLM CORPORATION

CORPORATE GOVERNANCE

Risk Oversight

The Board of Directors and its committees oversee Sallie Mae’s overall strategic direction, including setting risk management philosophy, tolerance and parameters, and establishing procedures for assessing the risks of each business line as well as the risk management practices the management team develops and utilizes. Management escalates to the Board of Directors and/or its committees any significant departures from established tolerances and parameters and reviews new and emerging risks. Throughout the year, the Board of Directors and/or its committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail with senior management, including risks related to cybersecurity. We believe this risk oversight structure complements our current Board leadership structure of separate Chair and CEO roles and each of the committees of the Board of Directors being comprised solely of independent directors. The primary risk oversight responsibilities of each of the standing committees of the Board of Directors are as follows:

Audit Committee

•  review financial statements and periodic public reports;

•  review reports prepared by management and/or external auditor setting forth significant financial reporting issues;

•  review sufficiency of internal controls over financial reporting and disclosure controls;

•  engage and communicate with our independent registered public accounting firm; and

•  oversee operation of internal audit function, staffing, and work plan.

Nominations and Governance

•  implement good governance policies and measures for Sallie Mae and our Board of Directors;

•  recommend nominees for election to the Board of Directors;

•  facilitate self-assessments of the performance of the Board of Directors and its committees;

•  review and, when necessary and appropriate, make recommendations to the Board of Directors regarding approval of related party transactions; and

•  oversee the Company’s commitment to ESG matters and reporting.

Compensation Committee

•  oversee all compensation and benefits for our CEO, executive officers, and independent directors;

•  oversee equity-based compensation plans and the annual incentive plan;

•  review management’s administration of employee benefit plans;

•  review management succession planning;

•  oversee human capital management, including in the areas of diversity, equity, and inclusion; and

•  review and confirm our incentive compensation practices properly balance risk and reward and do not encourage excessive risk-taking.

Financial Risk Committee

•  monitor and provide oversight of our major financial risks, including credit, market, and liquidity risks;

•  review our risk management framework as it pertains to financial risks and supporting governance structure, roles, and responsibilities established by management;

•  review our risk management framework and conduct regular reviews of key risk measures with respect to financial risks;

•  review and, when necessary and appropriate, approve loan securitization transactions, loan sales, and debt transactions of our Company or our affiliates; and

•  oversee framework and strategies pertaining to liquidity and capital management and review capital and liquidity stress testing scenarios and key assumptions.

Operational and Compliance Risk Committee

•  monitor and provide oversight of our major non-financial risks, including operational and compliance risks;

•  review our risk management framework as it pertains to non-financial risks and supporting governance structure, roles, and responsibilities established by management;

•  review our risk management framework and conduct regular reviews of key risk measures with respect to non-financial risks;

•  oversee and monitor information security and cyber-related risks;

•  monitor risk management capabilities related to third-party service providers, information and data security, privacy, crisis preparedness, business continuity, and disaster recovery plans;

•  oversee the Bank’s Community Reinvestment Act (“CRA”) program and monitor its progress towards CRA performance goals. Through the Bank’s CRA program, the Bank focuses on access to finance by fulfilling its CRA obligations through consumer and community development lending, qualified investments, including grants to community development organizations and education scholarships to low- and moderate-income persons, and community development service activity, focusing on underserved communities in the Bank’s assessment area; and

•  oversee model risk management framework.

Preferred Stock Committee • monitor and evaluate our business activities in light of the rights of holders of the Company’s preferred stock.

All members of the Board of Directors also serve as members of the board of directors of the Bank and its committees. Our Audit, Compensation, Nominations and Governance, Financial Risk, and Operational and Compliance Risk committees perform similar oversight roles for the Bank.

2024 PROXY STATEMENT  21

CORPORATE GOVERNANCE

Nominations Process

The Nominations and Governance Committee considers for nomination to the Board of Directors candidates recommended by stockholders and members of the Board of Directors. The candidates are evaluated based on the needs of the Board of Directors and Sallie Mae at that time. The Board of Directors seeks representation across a range of professional experiences and representation that reflects gender, race, ethnic, and geographic diversity. The minimum qualifications and attributes the Nominations and Governance Committee believes a director nominee must possess include:

•	knowledge of the business of Sallie Mae;

•	proven record of accomplishment;

•	willingness to commit the time necessary for Board of Directors service;

•	integrity and sound judgment in areas relevant to the business;

•	impartiality in representing stockholders;

•	ability to challenge and stimulate management; and

•	independence.

To recommend a candidate, stockholders should send, in writing, the candidate’s name, credentials, contact information, and their consent to be considered as a candidate to the Chair of the Nominations and Governance Committee at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. The stockholder should also include their contact information and a statement of their share ownership. The nomination deadline for the 2024 Annual Meeting has now closed. A stockholder wishing to nominate a candidate for the 2025 Annual Meeting must comply with the notice and other requirements in the Bylaws as described under “Stockholder Proposals for the 2025 Annual Meeting” in this proxy statement.

Related Party Transactions

Sallie Mae has a written policy regarding review and approval of related party transactions. Transactions covered by the policy are transactions in excess of $120,000 in any year involving Sallie Mae in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect material interest, other than solely as a director and/or less-than-ten percent owner of an entity involved in the transaction (“Related Party Transactions”). Loans made in the ordinary course of Sallie Mae’s business to executive officers, directors, and their family members are considered Related Party Transactions and are pre-approved. Moreover, the Bank has also adopted written policies to implement the requirements of Regulation O of the Board of Governors of the Federal Reserve System, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be, and are, approved by the board of directors of the Bank.

Under the Related Party Transactions policy, the Chief Legal, Government Affairs and Communications Officer will notify the Chair of the Nominations and Governance Committee of any proposed Related Party Transaction, and the Chair of the Nominations and Governance Committee will determine if approval under the policy is required. If required, the Nominations and Governance Committee will review the proposed Related Party Transaction and make a recommendation to the Board of Directors regarding whether to approve the transaction. In considering a transaction, the Nominations and Governance Committee and the Board of Directors consider whether a transaction would be on terms no less favorable than to an unaffiliated third party under the same or similar circumstances, among other factors.

Environmental, Social, and Governance Approach

Our business and ESG strategies naturally align, positioning us well to drive meaningful progress on our mission – to power confidence as students begin their unique journeys. As an education solutions company, we support students and families by helping them navigate to, through, and immediately after higher education. This connection between our business and ESG strategies guides our ESG objectives and prioritizes our focus areas which are representative of our strengths, relevant to our unique mission and strategic priorities, and those that create the most opportunity for impact. Our annual ESG report is released each spring and can be found at www.salliemae.com/esg. Neither the ESG report nor our website is incorporated by reference in this proxy statement.

22  SLM CORPORATION

CORPORATE GOVERNANCE

Political Expenditures

Our current policy on political activities is publicly available on our website at www.salliemae.com/investors/corporate-governance/ and sets forth the principles regarding our stance on political activities. We comply with federal, state, and local lobbying registration and disclosure requirements. We work closely with the Nominations and Governance Committee to review and assess our existing policies, procedures, and decision-making approaches to government relations and political activities.

At this time, we have one long-term, experienced employee engaged in lobbying activities exclusively related to matters that directly or indirectly affect the Private Education Loan (as hereinafter defined) industry and our mission. The compensation of the employee, and other executives, for time attributed to lobbying activity is reported as lobbying expenditure. That employee manages external, bipartisan lobbying/consulting firms that assist with the same objectives, and we report the lobbying-related expenditures made to external firms in our lobbying disclosures. Our involvement with industry associations is limited to those associations comprised of financial institutions with similar interests.

Quarterly disclosures detailing our lobbying activities and expenditures, as required by the Lobbying Disclosure Act of 1995, are posted online by the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. Disclosures relating to contributions by our Political Action Committee are posted online by the Federal Election Commission (“FEC”). We will continue to comply with all applicable laws and regulations on disclosure of those activities.

The Sallie Mae Political Action Committee (“PAC”)

In June 2015, we formed the Sallie Mae PAC. Our PAC is governed by an Advisory Board comprised of six employees, who represent different divisions within the Sallie Mae organization. The PAC’s Advisory Board reviews and approves all PAC contributions. The PAC’s Advisory Board evaluates candidates, of any party, on factors that include the candidate’s views on policy matters impacting Sallie Mae and our employees, the candidate’s committee or leadership role, and representation of Sallie Mae facilities and employees.

Our PAC contributions are published on the FEC website.

Stockholder Communications with the Board

Stockholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Board Chair, or any other individual member of the Board of Directors by contacting the Corporate Secretary in writing at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to our Board of Directors or applicable director(s). The purpose of this screening is to allow our directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and product inquiries).

Code of Business Conduct

We have a Code of Business Conduct that applies to the Board of Directors and all employees. The Code of Business Conduct is available on our website (www.salliemae.com/investors/corporate-governance/) and a written copy is available from the Corporate Secretary. We intend to post amendments to or waivers of the Code of Business Conduct, if any (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer, or any director), at this location on our website.

2024 PROXY STATEMENT  23

Report of the Audit Committee of the Board of Directors

The Audit Committee hereby reports as follows:

1.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “Commission”).

3.

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB, regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

4.	The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at www.salliemae.com under “For Investors.”

5.

The Audit Committee’s charter requires the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, engagements may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. Any such additional engagements are approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated by the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table on the following page were authorized and approved by the Audit Committee in compliance with the pre-approval requirements described herein.

6.

Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Commission.

Audit Committee Paul G. Child, Chair R. Scott Blackley Marianne M. Keler Ted Manvitz Jim Matheson

24  SLM CORPORATION

Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fees for 2023 and 2022

Aggregate fees billed for services performed for Sallie Mae by its independent accountant, KPMG, for fiscal years ended December 31, 2023 and 2022, are set forth below.

	2023	2022

Audit Fees	$2,181,931	$2,149,441

Audit-Related Fees	$890,520	$945,000

Tax Fees	$15,468	—

All other fees	—	—

Total	$3,087,919	$ 3,094,441

Audit Fees. Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Sallie Mae and statutory and subsidiary audits, and for assistance with review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees include fees for assurance services related to servicing compliance reports, trust servicing and administration compliance reports, attest services that are not required by statute or regulation, and services related to the issuance of consents and comfort letters.

Tax Fees. Tax fees include fees for federal and state tax compliance, and tax consultation services.

All Other Fees. All other fees for the fiscal year ended December 31, 2023 were $0. All other fees for the fiscal year ended December 31, 2022 were $0.

Pre-Approval Requirements

The Audit Committee’s charter addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The Audit Committee’s charter requires all services to be provided by our independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2023 and 2022. Reporting is provided to the Audit Committee regarding services the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

2024 PROXY STATEMENT  25

Ownership of Common Stock by 5 percent or more holders

The following table provides information about each stockholder known to Sallie Mae to beneficially own five percent or more of the outstanding shares of our Common Stock, based on the information filed by each such stockholder in 2024 for the year ended December 31, 2023 on Schedule 13G/A or 13F-HR, as applicable, under the Exchange Act.

Name and Address of Beneficial Owner	Shares(1)	Percent(1)

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	33,136,784	15.0%

BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	19,920,050	9.0%

Impactive Capital LP(4) 450 West 14 Street, 12th Floor New York, New York 10014	19,697,400	8.9%

UBS Group AG(5) Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	12,265,852	5.6%

Massachusetts Financial Services Company(6) 111 Huntington Avenue Boston, MA 02199	12,047,960	5.5%

Boston Partners(7) One Beacon Street, 30th floor Boston, MA 02108	11,786,932	5.3%

(1)

Based on information in the most recent Schedule 13G/A or 13F-HR, as the case may be, filed with the SEC pursuant to the Exchange Act with respect to holdings of the Company’s Common Stock as of December 31, 2023. Percentages are based on computations contained in the Schedule 13G/A of the reporting entity and other information we reasonably believe to be accurate.

(2)

Information is as of December 29, 2023 and is based upon a Schedule 13G/A, filed with the SEC on February 13, 2024, by The Vanguard Group, a Pennsylvania corporation. The reporting entity reported the sole power to vote or direct the voting for 0 shares of Common Stock, the shared power to vote or direct the voting for 123,617 shares of Common Stock, the sole power to dispose of or direct the disposition of 32,784,985 shares of Common Stock, and shared power to dispose of or direct the disposition of 351,799 shares of Common Stock.

(3)

Information is as of December 31, 2023 and is based upon a Schedule 13G/A, filed with the SEC on January 25, 2024, by BlackRock, Inc., a Delaware corporation. The reporting entity reported the sole power to vote or direct the voting for 19,331,797 shares of Common Stock and the sole power to dispose of or direct the disposition of 19,920,050 shares of Common Stock.

(4)

Information is as of December 31, 2023 and is based upon a Schedule 13F-HR, filed with the SEC on February 14, 2024, by Impactive Capital LP, a Delaware limited partnership. The reporting entity reported the sole power to vote or direct the vote for 19,697,400 shares of Common Stock.

(5)

Information is as of December 31, 2023 and is based upon a Schedule 13G/A, filed with the SEC on February 13, 2024, by UBS Group AG for the benefit and on behalf of the UBS Asset Management (Americas) Inc. The reporting entity reported the sole power to vote or direct the voting for 8,461,468 shares of Common Stock, the shared power to vote or direct the voting for 0 shares of Common Stock, the sole power to dispose of or direct the disposition of 0 shares of Common Stock, and shared power to dispose of or direct the disposition of 12,265,852 shares of Common Stock.

(6)

Information is as of December 29, 2023 and is based upon a Schedule 13G/A, filed with the SEC on February 9, 2024, by Massachusetts Financial Services Company, a Delaware corporation. The reporting entity reported the sole power to vote or direct the voting for 11,914,530 shares of Common Stock and the sole power to dispose of or direct the disposition of 12,047,960 shares of Common Stock.

(7)

Information is as of December 31, 2023 and is based upon a Schedule 13F-HR, filed with the SEC on February 7, 2024, by Boston Partners, a Delaware investment firm. The reporting entity reported the sole power to vote or direct the vote for 10,655,281 shares of Common Stock and the shared power to vote or direct the vote for 16,303 shares of Common Stock. Also, the reporting entity reported no power to vote or direct the vote for 1,115,348 shares of Common Stock

26  SLM CORPORATION

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth information concerning the beneficial ownership of Sallie Mae’s Common Stock by: (i) our current directors and nominees; (ii) the NEOs listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table includes shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of February 29, 2024, unless noted otherwise. As of February 29, 2024, the Company had 220,845,364 outstanding shares of Common Stock. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

	Shares	Vested Options(1)	Total Beneficial Ownership	Percent of Class

Directors and Director Nominees

Janaki Akella	—	—	—	*

R. Scott Blackley	10,649	—	10,649	*

Paul G. Child	86,826	—	86,826	*

Mary Carter Warren Franke(2)	91,969	—	91,969	*

Marianne M. Keler(3)	121,576	—	121,576	*

Mark L. Lavelle	59,341	—	59,341	*

Christopher T. Leech	—	—	—	*

Ted Manvitz	34,514	—	34,514	*

Jim Matheson	88,339	—	88,339	*

Samuel T. Ramsey	15,948	—	15,948	*

Vivian C. Schneck-Last	78,916	—	78,916	*

Robert S. Strong	107,441	—	107,441	*

Jonathan W. Witter	924,323	441,501	1,365,824	*

Kirsten O. Wolberg	63,480	—	63,480	*

Named Executive Officers

Peter M. Graham	—	—	—	*

Kerri A. Palmer	58,286	77,262	135,548

Donna F. Vieira	103,676	77,262	180,938	*

Nicolas Jafarieh	138,780	71,743	210,523	*

Steven J. McGarry(4)	68,632	99,337	167,969	*

Current Directors and Executive Officers as a Group (19 Persons)	2,004,626	667,768	2,672,394	1.2%

*	Represents beneficial ownership of less than 1 percent.

(1)	Shares that may be acquired within 60 days of February 29, 2024, through exercise of vested net settled options. Net settled options are shown on a “spread basis” and if not in-the-money shown as 0.

(2)	Includes 7,000 shares held by Ms. Franke’s spouse in his IRA.

(3)	Includes 76,574 shares held in trust.

(4)	Includes 120 shares credited as phantom stock units due to a deferred compensation plan account.

2024 PROXY STATEMENT  27

Executive Officers

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Sallie Mae’s executive officers who are not directors. Biographical information for Mr. Witter is included in Proposal 1—Election of Directors.

Peter M. Graham Age 58

Position and Business Experience

•	Executive Vice President and Chief Financial Officer, SLM Corporation—October 2023 to present; Executive Vice President, SLM Corporation—September 2023 to October 2023

•	Executive Vice President and Chief Financial Officer, PRA Group, Inc.—August 2016 to September 2023

•	Various Executive Finance Roles, GE Capital—2002 to 2016

Nicolas Jafarieh Age 49

Position and Business Experience

•

Executive Vice President and Chief Legal, Government Affairs and Communications Officer, SLM Corporation—April 2022 to present; Senior Vice President and Chief Legal, Government Affairs and Communications Officer, SLM Corporation—August 2020 to April 2022; Senior Vice President and General Counsel, SLM Corporation—March 2018 to August 2020; Senior Vice President, Deputy General Counsel, and Assistant Corporate Secretary, SLM Corporation—February 2017 to March 2018; Vice President, Associate General Counsel, and Assistant Corporate Secretary, SLM Corporation—December 2013 to February 2017; Managing Director and Associate General Counsel, Sallie Mae, Inc.—February 2010 to December 2013; Associate General Counsel, Sallie Mae, Inc.—June 2008 to February 2010

Munish Pahwa Age 54

Position and Business Experience

•

Executive Vice President and Chief Risk Officer, SLM Corporation—November 2023 to present; Executive Vice President and Chief Risk Officer and Chief Credit Risk Officer, SLM Corporation—July 2023 to November 2023; Senior Vice President, Chief Credit Risk Officer and Interim Chief Risk Officer, SLM Corporation—February 2023 to July 2023; Vice President, Chief Credit Risk Officer and Interim Chief Risk Officer, SLM Corporation—January 2023 to February 2023; Vice President, Chief Credit Risk Officer, SLM Corporation—June 2021 to January 2023

•	Senior Vice President, Consumer Credit Executive, Bank of America, NA—2006 to June 2021

28  SLM CORPORATION

EXECUTIVE OFFICERS

Kerri A. Palmer Age 53

Position and Business Experience

•

Executive Vice President and Chief Operational Officer, SLM Corporation and President, Sallie Mae Bank—January 2023 to present; Executive Vice President and Chief Risk Officer, SLM Corporation—April 2022 to January 2023; Executive Vice President and Chief Risk and Compliance Officer, SLM Corporation—January 2021 to April 2022

•

Senior Vice President, Risk Management, Capital One Financial Corporation—2013 to January 2021; Managing Vice President and Business Chief Risk Officer, Auto Finance and Mortgage, Capital One Financial Corporation—2008 to 2013

Donna F. Vieira Age 59

Position and Business Experience

•	Executive Vice President and Chief Commercial Officer, SLM Corporation—August 2020 to present; Executive Vice President and Chief Marketing Officer, SLM Corporation—January 2019 to August 2020

•	Director, Choice Hotels International, Inc.—July 2021 to present

•	Chief Marketing Officer, Consumer Banking and Wealth Management, JPMorgan Chase—May 2014 to October 2018; Chief Marketing Officer, Chase Business Banking, JPMorgan Chase—April 2011 to May 2014

•	Senior Vice President, Relationship Manager, Dun & Bradstreet—March 2010 to April 2011

•	Senior Vice President, General Manager Small Business Products, Dun & Bradstreet—July 2008 to March 2010

2024 PROXY STATEMENT  29

Executive Compensation

Compensation Discussion and Analysis

CD&A Roadmap

30  SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this Compensation Discussion and Analysis (“CD&A”), we describe our compensation practices and programs in the context of our NEOs. It is worth noting our compensation practices and programs applicable to our NEOs in many cases also apply to senior executive employees other than our NEOs.

Our primary business is to originate and service high-quality Private Education Loans. “Private Education Loans” are education loans for students or their families that are not made, insured, or guaranteed by any state or federal government. We also offer a range of deposit products insured by the Federal Deposit Insurance Corporation. We serve more families than any other private student loan lender. We originated approximately $6.4 billion of Private Education Loans in 2023, an increase of 7 percent from the year ended December 31, 2022. As of December 31, 2023, we had $19.8 billion of Private Education Loans held for investment, net, outstanding.

Our Private Education Loans serve primarily to bridge the gap between the cost of higher education and the amount funded through family income and savings, scholarships and grants, and federal financial aid. We also extend Private Education Loans as an alternative to similar federal education loan products where we believe our rates are competitive.

Our performance-based compensation programs include (i) a short-term annual cash bonus (the “AIP Award”) under our annual incentive plan (the “Annual Incentive Plan” or “AIP”), and (ii) the performance-based element of the LTIP, consisting of a grant of PSUs that vests based on a relative total shareholder return (“TSR”) measure following a three-year performance period, focusing our senior executives on goals that drive our financial performance while balancing risk and reward and aligning compensation with the interests of our stockholders.

As discussed in more detail herein, our 2023 AIP encourages executives to focus on customer growth (through the Private Education Loan originations metric), while ensuring that such growth comes from high credit quality loans (through the Net Charge-Offs metric). Our 2023 performance-based compensation programs also include the following financial metrics: pre-tax, pre-provision, pre-operating expense income per share, operating expenses excluding FDIC expense, and relative TSR.

Payouts under our 2023 AIP were higher for 2023 than for 2022 because the Company’s performance in 2023 was stronger than in 2022. We achieved significant Company successes in 2023, such as (i) increasing pre-tax, pre-provision, pre-operating expense income per share, (ii) growing Private Education Loan originations, (iii) expanding net interest margin, and (iv) returning a significant amount of capital to stockholders. While the Company outperformed on certain 2023 AIP metrics, the Company did not meet (a) the net charge-offs performance metric target under the 2023 AIP due to a combination of factors, including changes to our recovery strategy, slower stabilization of credit performance, and expansion of loss mitigation programs for customers implemented at the end of the year; and (b) the operating expenses excluding FDIC expense performance metric target under the 2023 AIP due to higher originations, a slowdown in consolidations, an increase in costs pertaining to staffing compared to the prior year, and the absorption of general inflationary pressures. For a detailed summary of the 2023 AIP, including the funding and payout information, please see page 40.

We believe this continued emphasis on performance-based compensation, as well as the continued focus on TSR as a key metric for equity-based compensation, should further align our executives’ compensation with the interests of our stockholders.

Compensation Philosophy

The pay-for-performance philosophy underlying our executive compensation program provides our executives a competitive total compensation package that is tied to both Company and individual performance, is aligned with the interests of our stockholders, and is designed to attract and retain highly qualified executives. For 2023, we used the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

•	Tie a significant portion of the total compensation of our executives to the achievement of enterprise-wide goals that drive stockholder value.

•	Focus executive compensation to reward short-term performance and long-term growth.

•	Focus management on sustained success and stockholder value creation while balancing risk and financial results.

•	Determine executive compensation amounts without considering amounts realized (or not) from prior annual or long-term incentive compensation programs.

2024 PROXY STATEMENT  31

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

For the fiscal year ended December 31, 2023, our Named Executive Officers were:

(1)	Mr. Graham was appointed Executive Vice President and Chief Financial Officer effective October 27, 2023.

(2)

Ms. Palmer was appointed Executive Vice President and Chief Operational Officer and President of Sallie Mae Bank effective January 9, 2023. Prior to her appointment as Chief Operational Officer, Ms. Palmer served as Chief Risk Officer.

(3)

In connection with Mr. Graham’s appointment as Executive Vice President and Chief Financial Officer, Mr. McGarry ceased serving as Chief Financial Officer effective October 27, 2023. Mr. McGarry remained an employee of the Company through February 29, 2024, pursuant to the terms of the retention agreement he entered into on March 2, 2023 with the Company.

32  SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Practices Summary

What We Do	What We Don’t Do

 ✓  Tie significant portions of compensation to Company performance

 ✓  Utilize the 2023 AIP containing a formulaic funding mechanism (based on quantitative metrics) for annual bonuses

 ✓  Utilize an LTIP with a significant portion consisting of performance-based equity awards, including PSUs that vest solely based on relative TSR

 ✓  Annually review and refine all compensation programs and policies based on feedback from stockholders, our Board of Directors, our independent compensation consultant, and market best practices

 ✓  Mitigate risk-taking by utilizing equity awards that vest over a three-year period, while placing caps on potential payments and requiring a one-year holding period following the vesting of PSUs granted since 2021

 ✓  Administer (i) an adjustment standard (that includes clawbacks) providing for the recoupment of incentive-based compensation in the event of misconduct or excessive risk-taking by our employees and (ii) a clawback policy governing the recovery of erroneously awarded incentive-based compensation from executive officers in the event of a financial restatement

 ✓  Require significant share ownership by the CEO, Executive Vice Presidents, and Senior Vice Presidents

 ✓  Compensation Committee, comprised only of independent directors, determines achievement of the funding metrics and individual performance of our NEOs for cash payouts under the 2023 AIP, as well as all aspects of their compensation and incentives

 ✓  Annually assess risk of significant employee incentive compensation plans

 ✓  Retain an independent compensation consultant to advise on market and peer practices and specific compensation programs

✗   No individual change-in-control agreements

✗   No “single-trigger” change-in-control agreements

✗   No excise tax gross-ups

✗   No hedging or pledging of Common Stock

✗   No single-trigger accelerated settlement of equity awards

✗   No above-market returns on deferred compensation plans

✗   No pension benefits provided

2024 PROXY STATEMENT  33

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Engagement & Say-on-Pay Results

Stockholder Engagement

Spring

- Active outreach, as appropriate, with institutional holders to discuss important governance items to be considered at Annual Meeting
- Publish annual communications to stockholders including the proxy statement and Form 10-K
- Publish annual Environmental, Social, and Governance Report

Summer

- Conduct Annual Meeting
- Review results and feedback from Annual Meeting with institutional holders
- Share investor feedback with the Board of Directors
- Active outreach, as appropriate, with institutional holders to discuss vote and follow-up issues
- Conduct annual Board of Directors self-assessment

Fall

- Perform peer group compensation analysis to ensure compensation is appropriate based on financial performance comparisons
- Review governance practices and trends, regulatory developments, and our governance framework

Winter

- Review the Company's executive compensation approach
- Preview (i) the prior year's aggregate AIP funding pool, (ii) the PSU performance results for the upcoming vesting, and (iii) the future long-term incentive plan design

We engage with our stockholders and proxy advisory firms throughout the year, as appropriate, and provide stockholders with an annual opportunity to cast an advisory say-on-pay vote. At our 2023 annual meeting of stockholders, approximately 98.1 percent of the votes present or represented, and entitled to vote thereon, voted in favor of our say-on-pay proposal. Through our stockholder engagement and strong say-on-pay vote, we gathered important information on how our compensation policies could continue to improve and continued practices that encourage sustainable long-term growth. We continue to focus on performance-based compensation for our NEOs as we (i) tie a significant portion of total NEO compensation to the achievement of performance metrics and goals pursuant to the 2023 AIP and (ii) award a significant percentage, set at 50 percent, of each NEO’s LTIP in the form of PSUs. Stockholder engagement and the outcome of the say-on-pay vote results will continue to inform future compensation decisions. Over the last five years, stockholders have strongly supported our executive compensation program, with 89% or more of the votes cast in support of the program each year.

Historical Say-on-Pay Vote

Annual Meeting Year	2019	2020	2021	2022	2023

For Say-on-Pay Vote	96.0%	94.4%	89.3%	98.6%	98.1%

34  SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Stock Performance

Our stock generated a three-year total return for stockholders of 64.8 percent from December 31, 2020 through December 31, 2023, compared to 18.0 percent for our peer group of companies, 41.3 percent for the S&P Supercomposite Consumer Finance Sub-Industry Index, and 34.5 percent for the S&P 400 Regional Bank Sub-Industry Index. As of December 31, 2023, we ranked in the 90th percentile of total returns for the three-year period of our peer group.

Total Shareholder Return

12/31/20-12/31/23

*	For the full roster of members of our peer group, please refer to the section below on page 48 entitled “Peer Group Analysis.”

Over the last three years, our Total Assets have decreased by 5.2 percent and GAAP Diluted Earnings Per Common Share has increased by 7.1 percent.

Highlights of 2023 Company Performance

•	2023 Net Income Attributable to Common Stock (calculated in accordance with Generally Accepted Accounting Principles (“GAAP”)) of $564 million, as compared to $460 million in the prior year.

•	$2.41 GAAP Diluted Earnings Per Common Share for 2023, as compared to $1.76 for the prior year.

•	Private Education Loan Originations of $6.4 billion in 2023, as compared to $6.0 billion in 2022, a 7 percent increase year-over-year.

•	Private Education Loan held for investment portfolio, net, totaled $19.8 billion as of December 31, 2023, as compared to $19.0 billion as of December 31, 2022, a 4.0 percent increase year-over-year.*

•	2023 Full-Year Net Interest Margin of 5.50 percent, up from 5.31 percent in full-year 2022.

•	22 million shares of Common Stock were repurchased in 2023, a 9 percent reduction in total Common Stock outstanding since January 1, 2023.

•	2023 Total Non-Interest Expenses of $685.6 million, as compared to $559.2 million for the prior year.

•	2023 Net Charge-Offs of $374.7 million, as compared to $389.5 million for the prior year.

•	Total Assets of $29.2 billion as of December 31, 2023, as compared to $28.8 billion as of December 31, 2022.**

*	The increase in the Private Education Loan portfolio is primarily related to an increase in originated loans during the year and fewer loans sold compared to the year-ago period.

**	The increase in Total Assets from 2022 to 2023 was primarily due to the increase in the Private Education Loan portfolio, as noted above.

2024 PROXY STATEMENT  35

COMPENSATION DISCUSSION AND ANALYSIS

Allocation of Compensation

The charts below illustrate, for our CEO and separately for the other NEOs in aggregate, the percentage of 2023 compensation that consisted of base salaries, target annual AIP Awards (determined and paid in cash in early 2024), and LTIP awards of RSUs and PSUs granted in early 2023.

*	Includes Mr. Graham’s one-time RSU Grant in October 2023 in connection with his commencement of employment with the Company as Executive Vice President and Chief Financial Officer.

36  SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

The compensation program in 2023 for our NEOs consisted of seven elements. These elements, as well as the reasons why each was chosen and the ways in which each achieves our compensation objectives, are described below:

2024 PROXY STATEMENT  37

COMPENSATION DISCUSSION AND ANALYSIS

How Our Compensation Decisions Are Made

Participant	Roles

Board of Directors

•  Independent members establish the CEO’s compensation based on findings and recommendations of Compensation Committee and Independent Board Chair.

•  Receives report from Compensation Committee with respect to Annual Incentive Plan target achievements, AIP pool funding, and PSU progress.

Compensation Committee

•  Sets AIP and PSU targets and approves NEO individual performance goals at the beginning of each year.

•  Establishes annual long-term, equity-based incentive plan awards for employees, including NEOs, and establishes related performance metrics.

•  Retains independent compensation consultant.

•  Establishes peer group for comparative compensation data purposes.

•  Participates with the Independent Board Chair in the annual performance and compensation review of the CEO and recommendation of the CEO compensation to the Board of Directors for approval.

•  Reviews and approves all aspects of NEO compensation, excluding the CEO.

•  Approves and/or certifies annual achievement of AIP targets, PSU targets, aggregate AIP pool, and NEO individual performance goals.

•  Reviews compensation of covered employees consisting of senior executive officers and other significant risk takers as defined by management.

•  Reviews and/or approves AIP and LTIP awards to all eligible employees.

Independent Board Chair	• Participates in development and delivery of the CEO’s performance review and compensation.

Compensation Committee Chair	• Participates in development and delivery of the CEO’s performance review and compensation.

Chief Executive Officer

•  Reviews performance of all other NEOs with Compensation Committee and makes recommendations with regard to their salaries, AIP Awards, and LTIP awards.

•  Participates with Compensation Committee in final review and/or approval of AIP and LTIP awards to all eligible employees, other than the CEO.

Compensation Consultant

•  Assists the Compensation Committee in the review and oversight of all aspects of our executive compensation programs, particularly as to the development and interpretation of peer group membership, compensation data, and the design and implementation of executive compensation programs aligned with prevailing regulatory expectations and market practices.

Chief Risk Officer

•  Conducts: (i) a risk assessment prior to the adoption of executive incentive compensation plans to identify potential material risks that may be created by such plans; (ii) quarterly risk reviews of performance against executive incentive compensation plans; and (iii) backward-looking program reviews of the achievement of metrics associated with executive incentive compensation plans and the method by which the results were achieved, prior to payment of awards pursuant to those plans.

Audit Committee	• With the Compensation Committee, reviews and approves the goals and compensation of the Chief Audit Officer.

Financial Risk Committee	• Reviews the goals and compensation of the Chief Risk Officer.

Operational and Compliance Risk Committee	• Reviews the goals and compensation of the Chief Risk Officer.

38  SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

In establishing compensation levels and structures, policies, and performance for 2023, the Compensation Committee also considered the results of the 2023 annual meeting of stockholders “say-on-pay” advisory vote of stockholders, which received the approval of approximately 98.1 percent of the holders of the Common Stock present or represented, and entitled to vote thereon, and recommendations from stockholders as part of our stockholder outreach. Given the results of the stockholder advisory vote, the Compensation Committee’s ongoing review of our compensation programs, and feedback from our stockholders, the Compensation Committee believes our existing executive compensation programs effectively align the interests of our NEOs with our short-term and long-term goals.

Base Salary Determinations

The following factors are considered in determining any base salary adjustments for our NEOs:

•	Scope and responsibility of the NEO’s position;

•	Overall compensation paid by our compensation peer group for comparable positions;

•	Recruitment, retention, and development of leadership talent; and

•	Appropriate balancing of each NEO’s base salary against their incentive compensation.

Based on these factors, our NEOs’ base salaries were adjusted during fiscal year 2023 as follows:

Named Executive Officer	2022 Base Salary ($)	2023 Base Salary ($)		% Increase

Jonathan W. Witter	1,100,000	1,100,000		0.0%

Peter M. Graham	N/A	580,000	(1)	N/A

Kerri A. Palmer	566,500	566,500		0.0%

Donna F. Vieira	489,250	510,043	(2)	4.3%

Nicolas Jafarieh	480,000	480,000		0.0%

Steven J. McGarry	515,000	700,000	(3)	35.9%

(1)

Pursuant to the terms of the letter agreement entered into between Mr. Graham and the Company on August 25, 2023, relating to Mr. Graham’s appointment as Chief Financial Officer, Mr. Graham’s annual base salary was initially set at $580,000.

(2)

The increase of Ms. Vieira’s base salary was intended to (i) ensure her compensation remains competitive with the market and (ii) recognize her respective performance as well as the Company’s performance in 2022.

(3)

In connection with the strategic retention agreement entered into between Mr. McGarry and the Company on March 2, 2023, Mr. McGarry’s annual base salary was increased to $700,000 effective March 1, 2023, to provide for his continued employment through February 29, 2024 in order to participate in the development of his successor as chief financial officer of the Company and reasonably assist in the transition of his duties and responsibilities to such successor.

2024 PROXY STATEMENT  39

COMPENSATION DISCUSSION AND ANALYSIS

2023 Annual Incentive Plan for Named Executive Officers

The following are highlights of the 2023 AIP:

•  The following four funding metrics were utilized under the 2023 AIP at the following weightings:

•  Pre-Tax, Pre-Provision, Pre-Operating Expense Income Per Share* (40 percent)

•  Private Education Loan Originations (25 percent)

•  Operating Expenses Excluding FDIC Expense** (20 percent)

•  Net Charge-Offs*** (15 percent)

•  Each NEO in the 2023 AIP had an established target AIP Award opportunity as set by the Compensation Committee, with no guaranteed minimum (i.e., the actual AIP Award payout could be 0 percent of target).

•  Included a clawback and risk adjustment provision.

•  Chief Risk Officer completed a risk assessment and program review of the 2023 AIP, as well as quarterly qualitative risk reviews of the performance against the 2023 AIP funding metrics.

•  Under the 2023 AIP, the NEOs’ annual AIP Awards were paid in cash.

*  See Appendix A (A-1) – Reconciliation of Financial Measures for a more detailed explanation of Non-GAAP “Pre-Tax, Pre-Provision, Pre-Operating Expense Income Per Share” and a reconciliation to GAAP diluted earnings per common share.

**  See Appendix A (A-2) – Reconciliation of Financial Measures for a more detailed explanation of Non-GAAP “Operating Expenses Excluding FDIC Expense,” a reconciliation to GAAP total non-interest expenses, and a description of additional calculation modifications made to the Non-GAAP metric.

***  See Appendix A (A-3) – Reconciliation of Financial Measures for a description of the calculation modification made to GAAP “Net Charge-Offs”.

Annual Incentive Plan Goal Setting

Each year, management develops a rigorous business plan that reflects the Company’s strategy for achieving operating and financial results to enhance franchise value while prudently growing our business. The Company’s business plan was the foundation used to set the performance goals approved by the Compensation Committee for purposes of establishing our 2023 AIP targets and funding metrics. These performance goals were carefully analyzed and subject to considerable review by the Compensation Committee, with the advice of its independent compensation consultant.

Since establishing Sallie Mae as a stand-alone consumer bank in April 2014, we generally have been able to consistently enhance franchise value by growing originations and earnings, maintaining rigorous credit standards, and providing excellent customer service. As a financial institution, our funding metrics for the 2023 AIP were designed to balance asset growth, credit quality, operating expenses, and risk management by utilizing a mix of financial metrics (pre-tax, pre-provision, pre-operating expense income per share and operating expenses excluding FDIC expense), a customer growth metric (Private Education Loan originations), and a credit quality metric (net charge-offs). For the 2023 AIP, management set a challenging net charge-offs goal in order to focus management on credit performance, one of the Company’s key priorities for the 2023 fiscal year.

In selecting objective performance metrics and establishing challenging target, threshold, and maximum levels, the Compensation Committee considered the upcoming year’s business objectives and outlook in light of the unique dynamics of the consumer-banking sector at that point in time. Rather than only examining and relying upon the prior year’s targets and actual results—which may not reflect the current year’s expectations—and challenges and opportunities affecting our industry, the Compensation Committee’s goal setting process considers particular and timely market trends that are likely to impact our business based on current activity, as well as our Company’s goals and other factors specific to our business. Upon reviewing the Company’s actual performance against the set performance metrics under the AIP, the Compensation Committee may make calculation modifications, as appropriate.

40  SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Four corporate metrics were established by the Compensation Committee to determine the funding of the 2023 AIP.

As discussed above, these four metrics were derived from management’s 2023 objectives identified in our annual business plan. These metrics, their rationale, and the weightings at which they were set are discussed in the table below:

METRIC	WEIGHTING	RATIONALE FOR USING EACH METRIC

Pre-Tax, Pre-Provision, Pre-Operating Expense Income Per Share	40%

This is a key metric used by management to measure internally the Company’s performance for the year. This measure allows management to evaluate the Company’s performance and ability to generate earnings from its primary business.

Pre-Tax, Pre-Provision, Pre-Operating Expense Income Per Share is a non-GAAP measure. The determination of Pre-Tax, Pre-Provision, Pre-Operating Expense Income Per Share for 2023 starts with GAAP diluted earnings per common share for 2023 and increases that amount by (i) the impact of the GAAP provision for credit losses per common share for 2023, (ii) the impact of the GAAP total non-interest expense per common share for 2023, (iii) the impact of the GAAP income tax expense per common share for 2023, and (iv) the impact of GAAP preferred stock dividends per common share for 2023. See Appendix A (A-1) – Reconciliation of Financial Measures for a more detailed explanation of Non-GAAP “Pre-Tax, Pre-Provision, Pre-Operating Expense Income Per Share” and a reconciliation to GAAP diluted earnings per common share.

For 2023, the Compensation Committee approved a target of $7.40 for Pre-Tax, Pre-Provision, Pre-Operating Expense Income Per Share. The 2023 target was set taking into consideration, among other items, the gain expected to be recognized by the Company on the potential sale of certain Private Education Loans in 2023 and the expected impact of potential share repurchases in 2023.

Private Education Loan Originations	25%

This measurement serves as a key indicator of the trajectory of our business, including our future earnings and asset growth.

For 2023, the Compensation Committee approved a target of $6.3 billion for Private Education Loan Originations, a 5.9 percent increase from the $5.95 billion target in 2022, due to expected market growth and market share improvements.

Operating Expenses Excluding FDIC Expense	20%

This is a key measurement to evaluate the expense discipline of the Company regarding costs attributable to running our business. For the 2023 AIP, the weighting of the operating expenses excluding FDIC expense goal was 20%, as compared to the prior year’s operating expenses goal weighting of 25%.

Operating Expenses Excluding FDIC Expense is a non-GAAP measure. The determination of Operating Expenses Excluding FDIC Expense starts with GAAP total non-interest expenses and decreases that amount by FDIC assessment fees. See Appendix A (A-2) – Reconciliation of Financial Measures for a more detailed explanation of Non-GAAP “Operating Expenses Excluding FDIC Expense” and a reconciliation to GAAP total non-interest expenses.

For 2023, the Compensation Committee approved a target of $570 million for Operating Expenses Excluding FDIC Expense. The 2023 Operating Expenses Excluding FDIC Expense target was modified from the prior year’s Operating Expenses target to exclude FDIC expense. The 2022 Operating Expenses target was $560 million. The 2023 Operating Expenses Excluding FDIC Expense target was based on anticipated increased spending to drive strategic initiatives and loan volume as well as investment in human capital.

Net Charge-Offs	15%

This metric is used to measure the credit performance of our loan portfolio, a significant indicator of the health of our business. For the 2023 AIP, the weighting of the net charge-offs goal increased from 10 percent to 15 percent.

For 2023, the Compensation Committee approved a target of $365 million for Net Charge-Offs, a 37.7 percent increase from the $265 million target in 2022, which took into account the application of historical roll rate performance to expected Private Education Loan repayment balances. The Compensation Committee set this challenging Net Charge-Offs goal in order to focus management on credit performance, one of the Company’s key priorities for the 2023 fiscal year.

2024 PROXY STATEMENT  41

COMPENSATION DISCUSSION AND ANALYSIS

Minimum, target, and maximum achievement levels were set for each performance metric and a weight assigned to each performance metric based on its relative importance to our overall operating plan. Our NEOs were each eligible to receive AIP Awards up to a stated maximum percentage of their base salary, not to exceed $5 million, assuming the initial funding threshold was achieved.

2023 AIP Funding and Payout Computation

In February 2023, the Compensation Committee established the AIP pool funding metrics. In February 2024, the Compensation Committee, including the independent Board Chair, reviewed our relative achievement of the previously established AIP pool funding metrics and, after discussions with our CEO, determined that for the year ended December 31, 2023 the AIP pool should be funded at 118.3 percent based on the achievement of the four funding metrics as summarized in the table below.

Application of the 2023 AIP funding score, based on the four funding metrics approved in February 2023, resulted in the following:

(Dollars in Millions, except per share amounts)

Funding Metric	Min	Target	Max	Actual Performance		Award Factor		Weighting	Funding Metric Score

Pre-Tax, Pre-Provision, Pre-Operating Expense Income Per Share(1)	$6.65	$7.40	$8.15	$7.73		144%		40%	57.6%

Private Education Loan Originations	$6,050	$6,300	$6,550	$6,383		133%		25%	33.3%

Operating Expenses Excluding FDIC Expense	$595	$570	$545	$577	(2)	74	%(3)	20%	14.8%

Net Charge-Offs	$415	$365	$315	$373	(4)	84	%(5)	15%	12.6%

Total									118.3%

(1)	Pre-Tax, Pre-Provision, Pre-Operating Expense Income Per Share is a Non-GAAP metric under the 2023 AIP that is derived from GAAP net income. See Appendix A (A-1) for a reconciliation.

(2)

Operating Expenses Excluding FDIC Expense is a Non-GAAP metric under the 2023 AIP that is derived from GAAP total non-interest expenses. In determining the performance of this Non-GAAP metric under the 2023 AIP, the Compensation Committee, when reviewing the funding of the 2023 AIP, approved certain calculation modifications to omit the cost impact of the following events: (i) accounting recognition of certain changes to the Company’s bankruptcy discharge practices for education loans that are not “qualified education loans” (as defined in Section 221(d)(1) of the Internal Revenue Code of 1986, as amended); (ii) the acquisition of several key assets of Scholly; and (iii) the impairment of the value of the Nitro trade name and related trademarks. Those calculation modifications resulted in the actual performance of the metric used for purposes of the funding of the 2023 AIP changing from $639.8 million to $577 million. See Appendix A (A-2) for a reconciliation.

(3)

The Company did not achieve the Operating Expenses Excluding FDIC Expense target as a result of a combination of factors, including (i) the higher Private Education Loan originations, (ii) a slowdown in consolidations, (iii) an increase in costs pertaining to staffing compared to 2022, and (iv) the absorption of general inflationary pressures.

(4)

Net Charge-Offs is a GAAP metric under the 2023 AIP. In determining the performance of the Net Charge-Offs metric under the 2023 AIP, the Compensation Committee, when reviewing the funding of the 2023 AIP, approved a calculation modification to omit the impact of the accounting recognition of certain changes to the Company’s bankruptcy discharge practices for education loans that are not “qualified education loans” (as defined above). This calculation modification resulted in the actual performance of the metric used for purposes of funding the 2023 AIP changing from $374.7 million to $373 million. See Appendix A (A-3) for a reconciliation.

(5)

The Company did not achieve the Net Charge-Offs target as a result of a combination of factors, including (i) the changes to our recovery strategy, (ii) the slower stabilization of credit performance, and (iii) expansion of loss mitigation programs for customers implemented at the end of the year.

42  SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

With a 2023 AIP funding score of 118.3 percent, the Compensation Committee assessed each NEO’s individual performance against outcome-based goals as further detailed in the section titled “NEO Achievements” below. Each NEO’s respective individual performance was assessed during the annual performance review and covered employees risk review, in the following four areas: (i) delivering against investor expectations; (ii) executing our strategic imperatives; (iii) supporting a strong risk management culture; and (iv) building a strong leadership culture. With respect to the 2023 AIP, as in prior years, the Compensation Committee had discretion to increase or reduce any AIP Award amount, including down to zero, that would otherwise be earned or payable to any participant and to consider assessment of any other additional factors. The AIP Award payment to each NEO under the 2023 AIP is set forth below.

Named Executive Officer	Target AIP Award as a % of Base Salary	2023 Target AIP Award $ Amount	2023 AIP Payout

Jonathan W. Witter	150%	$1,650,000	$2,475,000

Peter M. Graham	150%	$870,000	$290,000	(1)

Kerri A. Palmer	135%	$764,775	$1,147,162

Donna F. Vieira	125%	$637,554	$956,330

Nicolas Jafarieh	125%	$600,000	$709,800

Steven J. McGarry	150%	$1,050,000	$1,242,150

(1)	Mr. Graham’s 2023 AIP payout was pro-rated and paid at target based on the commencement of his employment at the Company in September 2023.

2023 NEO Long-Term Incentive Program

In connection with our 2023 NEO LTIP awards, the Compensation Committee utilized a combination of (i) 50 percent RSUs vesting in one-third increments over each anniversary of the grant date, and (ii) 50 percent PSUs cliff-vesting in 2026 upon certification by the Compensation Committee as to the achievement of the relative TSR performance metric with a one-year required holding period after vesting. As described in more detail below, our 2023 LTIP grants are intended to provide long-term incentive and performance-based compensation to our NEOs in order to retain and attract highly qualified executives and tie their performance to the performance of our Company, thus aligning their interests with the interests of our stockholders.

•  For the NEOs, including Mr. Witter and excluding Mr. Graham, we granted PSUs that:

•  vest between 0 percent and 200 percent in 2026 based on the Company’s relative TSR from February 17, 2023 to February 17, 2026;

•  vest upon the Compensation Committee’s determination of actual performance relative to pre-established targets; and

•  require a one-year holding period immediately following the vesting date of the PSUs.

Relative TSR

We believe relative TSR, the sole PSU performance metric, is important because it aligns the interests of our management with those of our stockholders. Our relative TSR will be evaluated by comparing the Company’s stock price performance to a defined set of comparable companies based on size, volatility, stock price correlation, and industry. The relative TSR is based on the Company’s TSR as compared to the peer group composed of companies belonging to the following sub-industries in the following published indices as of February 17, 2023: (i) The S&P Supercomposite Consumer Finance Sub-Industry Index; and (ii) The S&P 400 Regional Bank Sub-Industry Index.

2024 PROXY STATEMENT  43

COMPENSATION DISCUSSION AND ANALYSIS

We annually review the metrics (and related target levels) used in our long-term incentive programs to ensure they remain aligned with our strategic plan and the interests of our stockholders. The PSU goal is derived from a rigorous process that involved input and discussions among the Compensation Committee, our CEO, human resources, finance personnel, risk management, legal, and advice and input from the Compensation Committee’s independent compensation consultant.

The table below sets forth the value of LTIP awards granted in February 2023(1):

Named Executive Officer	2023 LTIP RSUs ($)	2023 LTIP PSUs(2) ($)	2023 LTIP Total(3) ($)

Jonathan W. Witter	$2,894,737	$2,894,737	$5,789,474

Peter M. Graham(4)	$—	$—	$—

Kerri A. Palmer(5)	$424,875	$424,875	$849,750

Donna F. Vieira	$499,711.50	$499,711.50	$999,423

Nicolas Jafarieh	$504,000	$504,000	$1,008,000

Steven J. McGarry	$417,150	$417,150	$834,300

(1)

The dollar value amounts of the respective LTIP awards granted to each of the NEOs in 2023 as shown in this table differ from the Summary Compensation Table and the 2023 Grants of Plan-Based Awards Table disclosure due to differences in the accounting valuation of the equity awards on the grant date.

(2)

PSUs granted in 2023 to NEOs are disclosed in this column at the target level. PSUs will vest between 0 percent to 200 percent in 2026 based on relative TSR from February 17, 2023 to February 17, 2026, with a one-year holding period after vesting.

(3)	RSU and PSU awards are eligible to accrue dividends as Dividend Equivalent Units (“DEUs”), which vest on the same schedule as the underlying grant.

(4)

Mr. Graham commenced his employment with the Company as an executive officer on September 18, 2023, and accordingly did not receive an RSU or PSU award pursuant to the 2023 LTIP in February 2023. However, pursuant to his offer letter, Mr. Graham received a sign-on equity award of $850,000 in October 2023 consisting of RSUs that vest in one-third increments over a three-year period, not reflected in the table above.

(5)

In connection with Ms. Palmer’s appointment as Chief Operational Officer and in recognition of her service to the Company, she received a special one-time equity award of $1,416,250 in February 2023 consisting of RSUs that vest in one-third increments over a three-year period, not reflected in the table above.

44  SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

NEO Achievements

Material factors considered in the Committee’s assessment of individual NEO performance for 2023 include:

NEO	ACHIEVEMENTS

Jonathan W. Witter, Director and Chief Executive Officer

•  Delivered key performance objectives including (i) growing originations, (ii) increasing GAAP Net Income, (iii) expanding Net Interest Margin, (iv) reducing net charge-offs, and (v) executing the Company’s loan sale/share repurchase program;

•  Successfully advanced the Company’s strategy by (i) maximizing the profitability and growth of the Company’s private student loan business, (ii) harnessing and optimizing the power of the Company’s brand and attractive client base, (iii) continuing to better inform the external narrative about student lending and the Company, and (iv) striving to maintain a rigorous and predictable capital allocation and return program to create shareholder value;

•  Strengthened the Company’s risk and compliance functions as well as enhanced and built upon the Company’s risk management framework in order to effectively assess and monitor enterprise-wide risk; and

•  Furthered the Company’s mission of providing students with the confidence needed to successfully navigate the higher education journey through the acquisition and integration of several key assets of Scholly, a scholarship publishing and servicing platform business.

Peter M. Graham, Executive Vice President and Chief Financial Officer	• Successfully transitioned into the role of Chief Financial Officer; and • Oversaw the updated business strategy of the Company.

Kerri A. Palmer, Executive Vice President and Chief Operational Officer and President of Sallie Mae Bank

•  Implemented various initiatives to bolster the efficiency of underwriting and collections;

•  Executed a new data governance strategy addressing both a strategic need and growing regulatory expectation;

•  Held leadership responsibility for relationships with banking regulators;

•  Enhanced the Company’s risk culture and capabilities; and

•  Demonstrated significant action to strengthen and upgrade the talent of the operations function of the Company.

Donna F. Vieira, Executive Vice President and Chief Commercial Officer

•  Led the Company’s originations of approximately $6.4 billion of Private Education Loans in 2023, seven percent higher than the prior year, while increasing underclassmen originations;

•  Oversaw the successful integration of the Scholly acquisition, providing recommendations for post-secondary scholarships for students, their families, and others as well as related services for scholarship providers; and

•  Continued to build products and services that leverage the Company’s affiliation and ensure such products and services are consistent with the Company’s core mission and drive customer value.

2024 PROXY STATEMENT  45

COMPENSATION DISCUSSION AND ANALYSIS

NEO	ACHIEVEMENTS

Nicolas Jafarieh, Executive Vice President, Chief Legal, Government Affairs, and Communications Officer

•  Successfully led the legal function supporting many of the Company’s critical efforts and initiatives;

•  Provided both strategic input and execution oversight on key transactions, loan sales and securitizations, key regulatory projects, and the Company’s evolution of its credit administration efforts;

•  Successfully led the corporate communication and government relations functions, including the Company’s earned media strategy;

•  Spearheaded the Company’s efforts focused on building a better understanding of private student lending and the Company with key policy makers; and

•  Contributed meaningfully to the Company’s risk management efforts by effectively leading the Company’s public company disclosures and corporate secretary function.

Steven J. McGarry, Former Executive Vice President and Chief Financial Officer

•  Led the Company’s efforts to create shareholder value by successfully managing the sale of Private Education Loans in 2023 and repurchasing shares of the Company Common Stock in 2023;

•  Expanded the Company’s Net Interest Margin from the year-ago period in a challenging interest rate environment;

•  Oversaw the Company’s appropriately managed (i) liquidity risk and strong liquidity stress testing program, (ii) capital risk and solid capital stress testing program, and (iii) market, interest rate, and model risk; and

•  Effectively assisted in the transition of his duties and responsibilities to the new Chief Financial Officer.

The following table summarizes performance-year 2023 compensation for the NEOs as approved by the Compensation Committee:

Name	Base Salary	Annual Incentive Plan		Long-Term Incentive Plan(1)

Jonathan W. Witter	$1,100,000	$2,475,000		$5,789,474

Peter M. Graham	$580,000	$290,000	(2)	$-	(3)

Kerri A. Palmer	$566,500	$1,147,162		$849,750	(4)

Donna F. Vieira	$510,043	$956,330		$999,423

Nicolas Jafarieh	$480,000	$709,800		$1,008,000

Steven J. McGarry	$700,000	$1,242,150		$834,300

(1)

The total LTIP dollar values as shown in this table differ from the values shown in the Summary Compensation Table on page 53 and the 2023 Grants of Plan-Based Awards Table on page 55 due to differences in the accounting valuation of the LTIP awards on the grant date.

(2)	Mr. Graham’s 2023 AIP payout was pro-rated and paid at target based on the commencement of his employment at the Company in September 2023.

(3)

Mr. Graham commenced his employment with the Company as an executive officer on September 18, 2023, and accordingly did not receive an RSU or PSU award pursuant to the 2023 LTIP in February 2023. However, pursuant to his offer letter, Mr. Graham received a sign-on equity award of $850,000 in October 2023 consisting of RSUs that vest in one-third increments over a three-year period, not reflected in the table above.

(4)

In connection with Ms. Palmer’s appointment as Chief Operational Officer and in recognition of her service to the Company, she received a special one-time equity award of $1,416,250 in February 2023 consisting of RSUs that vest in one-third increments over a three-year period, not reflected in the table above.

46  SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Vesting of the 2021 PSU Grants

In February 2021, 50 percent of the 2021 LTIP award granted to Mr. Witter, Mr. McGarry, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh consisted of PSUs that vested in February 2024 at 166 percent of target based on relative TSR in the 83rd percentile as detailed in the table below. The table below shows the threshold, target, and maximum payout percentages associated with the relative TSR PSU performance metric for the 2021 PSU grants.

Relative TSR based on the performance period from February 5, 2021 through February 5, 2024

The earnout ranges from 0% to 200% depending on TSR Performance Against Peer Group.*

TSR of the Company relative to TSR of the Peer Group	Payout Percentage of PSUs

100th Percentile	200%

75th Percentile	150%

50th Percentile	100%

25th Percentile	50%

< 25th Percentile	0%

*

The Peer Group is composed of companies belonging to the following sub-industries in the following published indices as of February 5, 2021: (i) The S&P Supercomposite Consumer Finance Sub-Industry Index; and (ii) The S&P 400 Regional Bank Sub-Industry Index.

Pursuant to the terms of the 2021 PSU awards, in February 2024 the Compensation Committee approved and certified the actual performance of the relative TSR PSU performance metric based on the performance period from February 5, 2021 through February 5, 2024.

Accordingly, because the 2021 PSUs vested at 166 percent of target, in February 2024, Mr. Witter, Ms. Palmer, Ms. Vieira, Mr. Jafarieh, and Mr. McGarry received the following number of shares of Common Stock pursuant to the vesting of their 2021 PSU grants:

Name	Target Number of Shares of Common Stock Pursuant to the 2021 PSU Award	Actual Number of Shares of Common Stock Pursuant to the 2021 PSU Award(1)

Jonathan W. Witter	77,991	129,466

Kerri A. Palmer	13,647	22,655

Donna F. Vieira	13,647	22,655

Nicolas Jafarieh	12,673	21,037

Steven J. McGarry	17,547	29,129

(1)	Includes Dividend Equivalent Units. In addition, such shares require a one-year holding period until February 13, 2025.

Mr. Graham did not receive PSUs in 2021, and thus did not have any PSU grants that vested in February 2024.

Risk Assessments and Reviews of Compensation Plans

The Chief Risk Officer (“CRO”) coordinates forward-looking risk assessments, backward-looking program reviews, quarterly risk reviews of performance against incentive compensation plans, and ongoing oversight of Sallie Mae’s incentive compensation plans with a cross-functional team of Sallie Mae’s senior officers from the risk management and human resources departments. The CRO’s responsibilities include: oversight of the annual forward-looking risk

2024 PROXY STATEMENT  47

COMPENSATION DISCUSSION AND ANALYSIS

assessments and backward-looking program reviews of our incentive compensation plans to help ensure our employees are not incentivized to take inappropriate risks that could impact our financial position and controls, reputation, and operations; and developing policies and procedures to help ensure our incentive compensation plans are designed to achieve their business goals within acceptable risk parameters. In coordination with the Chief People Officer, the CRO periodically reports to the Compensation Committee on the results of the independent quarterly risk reviews of performance against our incentive compensation plans.

As part of the annual forward-looking risk assessment in 2023, the CRO presented conclusions to the Compensation Committee, and the Compensation Committee agreed, that with respect to our 2023 AIP and LTIP, the risks embedded in those plans were within our ability to effectively monitor and manage, properly balance risk and reward, and were not likely to promote excessive risk-taking. In addition, as part of the annual backward-looking program review of incentive compensation plans, in the first quarter of 2024, the CRO presented a review and conclusions to the Compensation Committee that confirmed our incentive compensation plans, including the 2023 AIP and LTIP, are sufficiently risk sensitive, do not encourage excessive risk-taking, and are consistent with the safety and soundness of Sallie Mae and are otherwise consistent with applicable law and the applicable regulatory rules and guidance.

Compensation Consultant

The Compensation Committee retains an independent compensation consultant to advise on relevant market practices and specific compensation programs. A representative of the compensation consultant attended meetings of the Compensation Committee, as requested, and communicated with the Chair of the Compensation Committee. Aon’s Human Capital Solutions practice, a division of Aon PLC (otherwise known as McLagan), serves as the Compensation Committee’s compensation consultant. The compensation consultant has provided the following services, among other things:

•	assisting in developing a peer group of companies for benchmarking director and executive compensation;

•	providing market-relevant information as to the composition of director and executive compensation;

•	providing views on the reasonableness of amounts and forms of director and executive compensation;

•	assisting the Compensation Committee with incentive plan design decisions;

•	providing guidance on regulatory changes; and

•	reviewing drafts and commenting on the Compensation Discussion and Analysis and related compensation tables for the proxy statement.

From time to time, but no less than annually, the Compensation Committee considers the independence of the compensation consultant in light of SEC rules and NASDAQ listing standards. At this time, the Compensation Committee has concluded there is no conflict of interest with regard to the compensation consultant.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and no current member is or has been an employee of Sallie Mae. During 2023, none of our executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board of Directors or the Compensation Committee.

Peer Group Analysis

Recognizing that the Company has a limited number of direct peer companies, the Compensation Committee works with the compensation consultant to select a peer group for purposes of considering market compensation data in determining the compensation of our CEO and other NEOs. The peer group, which is periodically reviewed and updated by the Compensation Committee, consists of companies that are similar in size (revenue and market capitalization) and in generally similar industries as the Company and with whom the Company may compete for executive talent. No changes were made to the peer group in 2023.

48  SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

The peer group utilized for purposes of setting NEO compensation is as follows:

Peer Group (Ticker)

Ally Financial Inc. (ALLY)	LendingClub Corp. (LC)

Axos Financial Inc. (AX)	LendingTree Inc. (TREE)

BankUnited Inc. (BKU)	OneMain Holdings Inc. (OMF)

Commerce Bancshares Inc. (CBSH)	Prosperity Bancshares, Inc. (PB)

Credit Acceptance Corp. (CACC)	SoFi Technologies, Inc. (SOFI)

Enova International Inc. (ENVA)	Synovus Financial Corp. (SNV)

F.N.B. Corp. (FNB)	Upstart Holdings Inc. (UPST)

The Compensation Committee believes it is appropriate to continuously monitor relative compensation amounts with respect to the same peer group used by management and the Board of Directors for financial performance comparisons.

Other Arrangements, Policies, and Practices Related to Executive Compensation Programs

Share Ownership Guidelines

As of December 31, 2023, the guidelines for beneficial ownership of our Common Stock were as follows:

•	CEO (Mr. Witter)—six times the CEO’s annual base salary;

•	Executive Vice President (including Mr. Graham, Ms. Palmer, Ms. Vieira, Mr. Jafarieh, and Mr. McGarry)—three times the Executive Vice President’s annual base salary; and

•	Senior Vice President—1.5 times the Senior Vice President’s annual base salary.

The guidelines do not provide a time limit to achieve such minimum beneficial ownership of our Common Stock. However, until the guidelines are met, executives may only sell up to 25 percent of such individual’s net shares.

The guidelines encourage continued beneficial ownership of a significant amount of our Common Stock acquired through equity awards and help align the interests of senior executives with the interests of our stockholders. After achieving the guidelines, executives will be ineligible to receive further equity grants if they sell stock and such sale would result in a decrease below the established thresholds.

All current NEOs were in compliance with the share ownership guidelines as of December 31, 2023.

Compensation Committee—Delegation of Authority

Pursuant to the Compensation Committee Charter and to the extent permitted by applicable law, rules, or regulations, the Compensation Committee may form and delegate all or a portion of its authority to subcommittees composed of one or more members of the Compensation Committee or to members of the Company’s management. Each subcommittee has the full power and authority of the Compensation Committee as it relates to matters delegated to the subcommittee. For more information regarding the Compensation Committee-Delegation of Authority relating to grants of equity, please see the section below titled “Equity Grant Policies and Practices”.

Equity Grant Policies and Practices

We generally grant equity compensation to eligible employees on an annual basis. Our Human Resources team reviews the annual LTIP program provisions and grant levels in the beginning of the first quarter of the year to coincide with the annual performance management compensation review process established by the Company for all employees. As a part of that process each year, the Human Resources team pre-establishes a grant date at the end of the performance year for grants during an open trading window to eligible employees, subject to the business considerations of the Company, as

2024 PROXY STATEMENT  49

COMPENSATION DISCUSSION AND ANALYSIS

approved by the Compensation Committee. Consistent with our current practice, in 2023 the annual equity grants to all eligible employees were awarded on February 17, 2023, during an open trading window and following the Compensation Committee meeting approving such annual equity grants.

The Compensation Committee approves all grants of equity compensation to be awarded to executive officers (other than the CEO). In addition, the Compensation Committee recommends to the Board of Directors for approval all proposed grants of equity compensation to be awarded to the CEO and directors.

From time to time, the Company may find it necessary to issue equity awards to non-executive employees outside of the normal annual grant process. Accordingly, the Compensation Committee has delegated limited authority to the CEO (who is a director) to make grants to new hires as well as promotional and/or special one-time grants to employees who are not subject to Section 16(b) of the Exchange Act. Such authority is limited to a certain number of shares as determined by the Compensation Committee at the beginning of each year. For these grants, our procedures provide that such grants be made at the end of each quarter, as applicable. Any grants made by the CEO pursuant to this delegation of authority are reported to the Compensation Committee on a quarterly basis. Based on this information, the Compensation Committee determines whether the grant of such delegation of authority was appropriate and whether additional authority should be granted to the CEO. Pursuant to this delegated limited authority, the CEO is not permitted to make grants to our NEOs or persons subject to Section 16(b) of the Exchange Act.

Hedging and Pledging Prohibition

Pursuant to the Company’s Securities Trading Policy, we prohibit directors, executive officers, and senior management from selling Common Stock short, buying or selling call or put options or other derivatives, or entering into other transactions that have the effect of hedging the economic value of any of their beneficial ownership of our shares.

Pursuant to the Company’s Securities Trading Policy, we also prohibit directors, executive officers, and senior management from purchasing Common Stock on margin or otherwise pledging Common Stock as collateral for a loan.

We prohibit hedging and pledging by our directors, executive officers, and senior management because they have the greatest ability to influence the direction of the Company and have a proportionally higher equity ownership than other employees generally. Accordingly, we expect our directors, executive officers, and senior management to bear the risks and rewards of stock ownership. We believe that prohibiting hedging and pledging of Company securities by our directors, executive officers, and senior management is an important governance matter because it promotes alignment with our stockholders.

Clawback

Equity and AIP awards made to executives, including our NEOs, under the SLM Corporation 2021 Omnibus Incentive Plan (the “2021 Plan”) as well as the SLM Corporation 2012 Omnibus Incentive Plan (the “Predecessor Plan”) contain clawback provisions in the event of a material misstatement of our financial results and certain other events. In addition, we maintain an Incentive Compensation Adjustment Standard (the “Adjustment Standard”) and a Financial Restatement Compensation Recovery Policy (the “Clawback Policy”), which provide for the Compensation Committee’s authority and responsibilities to review and adjust, as applicable, employee incentive compensation and severance payments or benefits paid under our severance plans (as described below), including reducing, eliminating, and/or clawing back incentive compensation or severance.

Under the Adjustment Standard, in the event that (i) any employee engages in any act or omission that constitutes Misconduct and/or Excessive Risk-based Performance (as such terms are defined in the Adjustment Standard) or (ii) the Company is required to restate its financial statements due to the employee’s gross negligence, intentional misconduct or fraud, the Compensation Committee (or, with respect to the Chief Executive Officer, the Board of Directors) has the discretion to require a reduction, forfeiture, recoupment or clawback of any cash- and/or equity-based compensation or severance payments or benefits.

Under the Clawback Policy, in the event of a financial restatement, our Compensation Committee (or, with respect to the Chief Executive Officer, the Board of Directors), will recover the amount of incentive-based compensation received by our executive officers that exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the Board of Directors determines that the financial measure contains a material error (regardless of any fault of the executive officer for the accounting errors or other actions leading to a financial restatement).

50  SLM CORPORATION

Tax Information: Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation for certain executive officers exceeding $1 million. The Compensation Committee continues to have the flexibility to pay non-deductible compensation if it believes it is in the best interests of the Company.

2024 PROXY STATEMENT  51

Compensation Committee Report

The components of our compensation program are in place to promote prudent management decision-making and to profitably drive the evolution of our consumer banking business, all while ensuring we motivate, reward, and retain highly qualified talent. Accordingly, we have reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors its inclusion herein and its incorporation by reference in the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

Compensation Committee

Mark Lavelle, Chair

Mary Carter Warren Franke

Ted Manvitz

Kirsten O. Wolberg

52  SLM CORPORATION

Summary Compensation Table

The table below summarizes compensation paid or awarded to or earned by each of the NEOs for the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Jonathan W. Witter Chief Executive Officer	2023	1,100,000	—	5,789,457	—	2,475,000	—	35,028	9,399,485
	2022	1,076,923	—	5,373,654	—	1,320,000	—	38,559	7,809,136
	2021	950,000	—	2,223,345	2,000,000	1,809,750	—	63,967	7,047,062

Peter M. Graham(6) Executive Vice President and Chief Financial Officer	2023	156,154	460,000	849,991	—	290,000	—	0	1,756,145

Kerri A. Palmer Executive Vice President and Chief Operational Officer and President of Sallie Mae Bank	2023	566,500	—	2,265,984	—	1,147,162	—	35,916	4,015,562
	2022	563,962	—	752,314	—	920,563	—	29,450	2,266,289
	2021	516,154	—	389,074	349,997	800,000	—	4,450	2,059,675

Donna F. Vieira Executive Vice President and Chief Commercial Officer	2023	506,844	—	999,411	—	956,330	—	33,482	2,496,067
	2022	487,058	—	913,505	—	672,719	—	25,000	2,098,282
	2021	472,116	—	389,074	349,997	655,000	—	25,000	1,891,187

Nicolas Jafarieh Executive Vice President and Chief Legal, Government Affairs, and Communications Officer	2023	480,000	—	1,007,983	—	709,800	—	1,477	2,199,260

Steven J. McGarry Former Executive Vice President and Chief Financial Officer	2023	670,519	—	834,276	—	1,242,150	—	33,412	2,780,357
	2022	512,692	—	967,257	—	733,875	—	29,450	2,243,274
	2021	500,000	—	500,241	449,997	900,000	—	29,450	2,379,688

(1)

Consists of (i) the PSUs granted to NEOs in 2023, 2022, and 2021; (ii) the NEOs’ 2023, 2022, and 2021 long-term incentive awards in the form of RSUs; (iii) in Mr. Graham’s case for 2023, the RSUs granted pursuant to his commencement of employment as Chief Financial Officer; and (iv) in Ms. Palmer’s case for 2021, the RSUs and PSUs granted pursuant to her commencement of employment as Chief Risk and Compliance Officer. The amounts shown are the grant date fair values of the RSUs and the PSUs and in each case are computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 16—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s 2023 Form 10-K. The grant date value of the PSUs granted to the NEOs in fiscal year 2023 assuming the maximum level of performance conditions will be achieved is $5,789,474 for Mr. Witter, $849,750 for Ms. Palmer, $999,423 for Ms. Vieira, $1,008,000 for Mr. Jafarieh, and $834,300 for Mr. McGarry. Mr. Graham did not receive any PSUs in 2023.

(2)	Represents premium priced stock options that were granted at a 15 percent premium over the closing Sallie Mae stock price on the date of the grant.

(3)

Represents the cash portions of the AIP awards paid to the NEOs with respect to performance in 2023, 2022, and 2021. For 2023, 2022, and 2021, all AIP awards, as applicable, for the NEOs were paid 100 percent in cash.

(4)

The Company terminated its tax-qualified pension plan and nonqualified supplemental pension plan in 2011. The Company does not pay any above-market earnings on nonqualified deferred compensation plans.

2024 PROXY STATEMENT  53

SUMMARY COMPENSATION TABLE

(5)	For 2023, the components of “All Other Compensation” are as follows:

Name	Employer Contributions to Defined Contribution Plans ($)(a)	Executive Physical ($)	Total ($)

Jonathan W. Witter	33,462	1,566	35,028

Peter M. Graham	—	—	—

Kerri A. Palmer	31,466	4,450	35,916

Donna F. Vieira	33,482		33,482

Nicolas Jafarieh	1,477		1,477

Steven J. McGarry	28,962	4,450	33,412

(a)

Amounts credited to the Company’s tax-qualified and nonqualified defined contribution plans. The combination of both plans provides participants with an employer contribution of up to five percent of the sum of base salary plus AIP Award up to $830,000 of total eligible plan compensation. For information regarding amounts credited in respect of nonqualified defined contribution plans, see “Nonqualified Deferred Compensation for Fiscal Year 2023—Supplemental 401(k) Savings Plan” on page 62.

(6)

Mr. Graham commenced his employment with the Company as Executive Vice President on September 18, 2023. He commenced serving as Chief Financial Officer on October 27, 2023. Accordingly, no information is displayed for 2021 and 2022.

54  SLM CORPORATION

2023 Grants of Plan-Based Awards Table

The following table provides information regarding all plan-based awards attributable to 2023 performance, including all 2023 AIP Awards (which were determined and paid in early 2024) and, with respect to the 2023 LTIP awards granted on February 17, 2023: (i) three-year, annual time-vesting RSU awards; and (ii) three-year PSUs that cliff vest based on relative TSR, with a one-year holding period following the vesting date. The awards listed in this table were granted under the 2021 Plan and are described in more detail under “Compensation Discussion and Analysis.”

Name	Award Type(1)	Grant Date	Date of Board or Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Thresh old ($)	Target ($)	Maximum ($)	Thresh old (#)	Target (#)	Maximum (#)

Jonathan W. Witter	2023 LTIP RSU	2/17/23	2/15/23							198,677			2,894,724
	2023 LTIP PSU	2/17/23	2/15/23				—	179,574	359,148				2,894,733
	2023 AIP(3)	2/13/23	2/13/23	—	1,650,000	3,300,000

Peter M. Graham	2023 Sign on RSU(4)	10/30/23	8/25/23							64,589			849,991
	2023 AIP(3)	8/25/23	8/25/23	—	290,000	580,000

Kerri A. Palmer	2023 LTIP RSU	2/17/23	2/14/23							29,160			424,861
	2023 LTIP PSU	2/17/23	2/14/23				—	26,357	52,714				424,875
	2023 Special RSU(5)	2/17/23	2/14/23							97,203			1,416,248
	2023 AIP(3)	2/13/23	2/13/23	—	764,775	1,529,550

Donna F. Vieira	2023 LTIP RSU	2/17/23	2/14/23							34,297			499,707
	2023 LTIP PSU	2/17/23	2/14/23				—	30,999	61,998				499,704
	2023 AIP(3)	2/13/23	2/13/23	—	637,554	1,275,108

Nicolas Jafarieh	2023 LTIP RSU	2/17/23	2/14/23							34,591			503,991
	2023 LTIP PSU	2/17/23	2/14/23				—	31,265	62,530				503,992
	2023 AIP(3)	2/13/23	2/13/23	—	600,000	1,200,000

Steven J. McGarry	2023 LTIP RSU	2/17/23	2/14/23							28,630			417,139
	2023 LTIP PSU	2/17/23	2/14/23				—	25,877	51,754				417,137
	2023 AIP(3)	2/13/23	2/13/23	—	1,050,000	2,100,000

(1)	RSU and PSU awards are eligible to accrue dividends as Dividend Equivalent Units (“DEUs”), which vest on the same schedule as the underlying grant.

(2)

The grant date fair value of the RSU awards is determined by multiplying the original number of RSUs granted by the closing price of the Company’s Common Stock on the grant date. The Company did not issue fractional RSUs to account for the number between the grant date fair value and the amount approved by the Compensation Committee. No discounts have been applied to reflect the delayed vesting of these awards. The PSU fair value is determined by using a 20 day trading average leading up to the grant date to determine a target number of awards granted, multiplied by the fair value as determined under ASC Topic 718.

(3)

For Mr. Witter, Mr. Graham, Ms. Palmer, Ms. Vieira, Mr. Jafarieh, and Mr. McGarry, the “Target” and “Maximum” amounts set forth in this row in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column constitute each NEO’s target AIP Award and maximum AIP Award, respectively, potentially payable in cash under the 2023 AIP. 2023 AIP amounts were awarded in cash on February 28, 2024, and the actual amounts awarded are reported in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table. Amounts set forth herein for Mr. Graham reflect Mr. Graham’s pro-rated target and maximum potential payments under the 2023 AIP in connection with his offer letter.

2024 PROXY STATEMENT  55

2023 GRANTS OF PLAN-BASED AWARDS TABLE

(4)

Grant made pursuant to the commencement of employment of Mr. Graham as Chief Financial Officer of the Company. The award will vest annually as follows: (i) one-third to vest on the first anniversary of the grant date; (ii) one-third to vest on the second anniversary of the grant date; and (iii) one-third to vest on the third anniversary of the grant date.

(5)

Grant made in connection with Ms. Palmer’s appointment as Chief Operational Officer and in recognition of her service to the Company. The award will vest annually as follows: (i) one-third to vest on the first anniversary of the grant date; (ii) one-third to vest on the second anniversary of the grant date; and (iii) one-third to vest on the third anniversary of the grant date.

56  SLM CORPORATION

Outstanding Equity Awards at 2023 Fiscal Year-End Table

The table below sets forth information regarding Company options and stock awards of the NEOs that were outstanding as of December 31, 2023.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(5)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

Jonathan W. Witter	—	441,501	17.6500	2/5/31	—	—

	—	—	—	—	717,624	13,720,971

Peter M. Graham	—	—	—	—	—	—

	—	—	—	—	64,978	1,242,379

Kerri A. Palmer(2)	—	77,262	17.6500	2/5/31	—	—

	—	—	—	—	206,720	3,952,486

Donna F. Vieira	—	77,262	17.6500	2/5/31	—	—

	—	—	—	—	123,524	2,361,779

Nicolas Jafarieh	—	71,743	17.6500	2/5/31	—	—

	—	—	—	—	118,752	2,270,538

Steven J. McGarry	—	99,337	17.6500	2/5/31	—	—

	—	—	—	—	117,670	2,249,850

2024 PROXY STATEMENT  57

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END TABLE

(1)	The vesting dates of the NEOs’ unvested RSU awards and any underlying DEUs that were outstanding as of December 31, 2023 are:

Name	Grant Date	# of RSUs Underlying Award	# of RSUs Vesting - Vesting Date 2024	# of RSUs Vesting - Vesting Date 2025	# of RSUs Vesting - Vesting Date 2026

Jonathan W. Witter	2/5/2021	23,220	23,220-2/5

	2/18/2022	87,912	43,956-2/18	43,956-2/18

	2/17/2023	204,542	68,179-2/17	68,181-2/17	68,182-2/17

Peter M. Graham	10/30/2023	64,978	21,658-10/30	21,660-10/30	21,660-10/30

Kerri A. Palmer(2)	2/5/2021	4,064	4,064-2/5

	2/18/2022	12,309	6,154-2/18	6,155-2/18

	2/17/2023	130,093	43,363-2/17	43,364-2/17	43,366-2/17

Donna F. Vieira	2/5/2021	4,064	4,064-2/5

	2/18/2022	14,945	7,472-2/18	7,473-2/18

	2/17/2023	35,309	11,769-2/17	11,770-2/17	11,770-2/17

Nicolas Jafarieh	2/5/2021	3,774	3,774-2/5

	2/18/2022	13,364	6,682-2/18	6,682-2/18

	2/17/2023	35,612	11,870-2/17	11,871-2/17	11,871-2/17

Steven J. McGarry	2/5/2021	5,007	5,007-2/5

	2/18/2022	15,175	7,587-2/18	7,588-2/18

	2/17/2023	28,264	9,421-2/17	9,422-2/17	9,421-2/17

(2)	Ms. Palmer received two RSU awards on February 17, 2023 that each vest in one-third increments over a three-year period.

58  SLM CORPORATION

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END TABLE

(3)

The vesting dates of the NEOs’ unvested PSU awards (as measured at target) and any underlying DEUs that were outstanding as of December 31, 2023 contingent upon the achievement of the performance goals at target are:

Name	Grant Date	# of PSUs Underlying Award (At Target)	# of PSUs Vesting - Vesting Date 2024	# of PSUs Vesting - Vesting Date 2025	# of PSUs Vesting - Vesting Date 2026

Jonathan W. Witter	2/5/2021	77,992	77,992 – 2/5

	2/18/2022	139,084		139,084 – 2/18

	2/17/2023	184,875			184,875 – 2/17

Peter M. Graham	—	—	—	—	—

Kerri A. Palmer	2/5/2021	13,648	13,648 – 2/5

	2/18/2022	19,472		19,472 – 2/18

	2/17/2023	27,135			27,135 – 2/17

Donna F. Vieira	2/5/2021	13,648	13,648 – 2/5

	2/18/2022	23,644		23,644 – 2/18

	2/17/2023	31,914			31,914 – 2/17

Nicolas Jafarieh	2/5/2021	12,673	12,673 – 2/5

	2/18/2022	21,141		21,141 – 2/18

	2/17/2023	32,188			32,188 – 2/17

Steven J. McGarry	2/5/2021	17,548	17,548 – 2/5

	2/18/2022	25,035		25,035 – 2/18

	2/17/2023	26,641			26,641 – 2/14

(4)	Market value of shares or units is calculated based on the closing price of the Company’s Common Stock on December 31, 2023 of $19.12.

(5)

The vesting dates of the NEOs’ unvested premium priced stock options with an exercise price set at a 15 percent premium above the closing price of the Company’s Common Stock on the date of grant that were outstanding as of December 31, 2023 are:

Name	Grant Date	Number of Securities Underlying Unexercised Options Unexercisable (#)	# of Options Vesting - Vesting Date 2024	# of Options Vesting - Vesting Date 2025	# of Options Vesting - Vesting Date 2026

Jonathan W. Witter	02/05/2021	441,501	441,501 – 2/5	—	—

Peter M. Graham	—	—	—	—	—

Kerri A. Palmer	02/05/2021	77,262	77,262 – 2/5	—	—

Donna F. Vieira	02/05/2021	77,262	77,262 – 2/5	—	—

Nicolas Jafarieh	02/05/2021	71,743	71,743 – 2/5	—	—

Steven J. McGarry	02/05/2021	99,337	99,337 – 2/5	—	—

2024 PROXY STATEMENT  59

Option Exercises and Stock Vested in 2023

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Jonathan W. Witter	—	—	696,173	10,397,862

Peter M. Graham	—	—	—	—

Kerri A. Palmer	—	—	9,923	146,828

Donna F. Vieira	—	—	60,243	926,001

Nicolas Jafarieh	—	—	50,272	772,194

Steven J. McGarry	—	—	70,927	1,089,300

(1)	The value realized on vesting is the number of shares vested, including any accrued DEUs where applicable, multiplied by the closing market price of the Company’s Common Stock on the vesting date.

60  SLM CORPORATION

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2023 relating to equity compensation plans or arrangements pursuant to which options, restricted stock, RSUs, PSUs, stock units, or other rights to acquire shares may be granted from time to time.

Name	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Average remaining life (years) of options outstanding	Number of securities remaining available for future issuance under equity compensation plans	Types of awards issuable(1)

Equity compensation plans approved by security holders:					NQ, ISO, PSU, SAR, RES, RSU, ST

SLM Corporation 2021 Omnibus Incentive Plan

Traditional options	67,306	$16.73	1.3

Net-settled options	—	—	—

RSUs/RES/PSUs	3,857,281	—	—

Total	3,924,587	16.73	1.3	16,018,768	NQ, ISO, PSU, SAR, RES, RSU, ST

Employee Stock Purchase Plan(2)	—	—	—	13,954,274	Common Stock purchase right

Expired Plans(3)					NQ, ISO, PSU, SAR, RES, RSU, ST

Traditional options	998,891	$17.65	0.1

Net-settled options	—	—	—

RSUs/RES/PSUs	573,192	—	—

Total	1,572,083	17.65	0.1	—

Total approved by security holders	5,496,670	17.59	0.2	29,973,042

Equity compensation plans not approved by security holders:

Compensation arrangements	—	—	—	—

Total not approved by security holders	—	—	—	—

Total	5,496,670	$17.59	0.2	29,973,042

(1)

NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), PSU (Performance Stock Unit), SAR (Stock Appreciation Rights), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Awards), and Common Stock purchase right.

(2)	Number of shares available for issuance under the Employee Stock Purchase Plan (ESPP) as of December 31, 2023. The ESPP was amended and restated on June 25, 2014 and further amended on June 25, 2015.

(3)	The expired plan with outstanding equity awards is the SLM Corporation 2012 Omnibus Incentive Plan, otherwise defined as the “Predecessor Plan”.

2024 PROXY STATEMENT  61

Nonqualified Deferred Compensation for Fiscal Year 2023

Deferred Compensation Plan for Key Employees

The table below provides information about the nonqualified deferred compensation of the NEOs in 2023. Under the Sallie Mae Deferred Compensation Plan for Key Employees (“DC Plan”), eligible employees may elect to defer up to 100 percent of their AIP Award and up to 85 percent of their base salary. Amounts deferred by plan participants are credited to record-keeping accounts, and participants are general creditors of the Company with regard to their accounts.

We make contributions to the DC Plan only if, and to the extent that, a participant’s deferral under this plan reduces the contribution that would have been made under our tax-qualified defined contribution plan. No such contributions under the DC Plan were made for any NEO for 2023. Participants’ accounts are credited with earnings based on the investment performance of underlying investment funds, as selected by participants. Earnings credited do not constitute “above-market” earnings as defined by the SEC. Earnings are credited daily.

Participants elect the time and form of payment of their accounts. Accounts may be distributed either in a lump sum, annual installments, or a formula acceptable to us. Accounts may also be paid while a participant is “in service” on a pre-specified date, provided that the distribution date is at least two years after the date of the last deferral.

Supplemental 401(k) Savings Plan

Under the Sallie Mae Supplemental 401(k) Savings Plan (“Supplemental 401(k)”), eligible employees may elect to defer five percent of their base salary and AIP Award or up to $830,000 of total eligible pay.

We may also make matching contributions to a participant’s account. We will match a participant’s contribution after the participant completes 12 months of service. Participants are fully vested in our matching contributions at all times. Participants may elect to have their plan accounts deemed invested in the core investment funds offered under our tax-qualified 401(k) plan, and earnings are credited to participants’ Supplemental 401(k) accounts when such amounts would have been credited under our tax-qualified 401(k) plan. Earnings credited to the participants’ accounts do not constitute “above-market” earnings as defined by the SEC.

Participants elect the time and form of payment from their accounts. Accounts are paid in cash in a lump sum or by annual installments over 10 years. A participant may request an early distribution if the participant experiences a substantial, unforeseen financial hardship (as defined in the plan).

Name	Plan Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Jonathan W. Witter	Supplemental 401(k)	25,000	25,000	38,058	—	184,983

Peter M. Graham	Not Applicable	—	—	—	—	—

Kerri A. Palmer	Supplemental 401(k)	25,000	22,990	15,711	—	109,979

	DC Plan	—	—	16,201	—	113,510

Donna F. Vieira	Supplemental 401(k)	25,000	25,000	26,688	—	221,099

Nicolas Jafarieh	Not Applicable	—	—	—	—	—

Steven J. McGarry	Supplemental 401(k)	25,000	25,000	176,271	—	864,574

	DC Plan	—	—	7,174	—	35,279

(1)	Company Contributions listed here are included under the heading “Employer Contributions to Defined Contribution Plans” in Footnote 5 to the Summary Compensation Table.

62  SLM CORPORATION

Arrangements with Named Executive Officers

Executive Severance Plan

Under our long-standing Executive Severance Plan for Senior Officers, in effect until April 1, 2023 (the “Severance Plan”), eligible officers who do not have an individually negotiated severance arrangement were eligible to receive a lump sum cash payment equal to: (1) a multiple of base salary and an average of the last 24 months of AIP compensation; plus (2) prorated target AIP Award for the year of termination, upon the occurrence of the following events: (a) resignation from employment for good reason (as defined in the plan); (b) our decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan); (c) death or disability; or (d) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position under the Severance Plan was as follows: CEO (x 2.0); higher than Executive Vice President (x 1.5); Executive or Senior Vice President (x 1.0). Under the Severance Plan, in no event did a severance payment exceed a multiple of three times an officer’s base salary and AIP Award.

In addition to the cash severance payment, eligible officers received subsidized medical benefits and outplacement services for 18 months (24 months for the CEO). Treatment of equity upon severance is governed by the terms of the applicable equity agreement and not the Severance Plan. All payments and benefits provided under the Severance Plan are conditioned on the participant’s continuing compliance with the terms of the Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and noncompetition and nonsolicitation agreements.

On February 15, 2023, the Board of Directors approved and adopted the Amended and Restated Executive Severance Plan for Senior Officers (the “Amended and Restated Severance Plan”), effective as of April 1, 2023. Under the Amended and Restated Severance Plan, any employee of the Company and/or the Bank with a position at the level of Vice President or higher (including our NEOs) (the “Eligible Officers”) is eligible to receive severance payments and benefits in connection with the occurrence of the following events (in each case as defined in the Amended and Restated Severance Plan) (each, a “Qualifying Termination”): (i) a Termination of Employment Without Cause; (ii) a Termination of Employment For Good Reason; and (iii) a Termination of Employment By Job Abolishment. Subject to an Eligible Officer’s execution and nonrevocation of a customary release of claims and agreeing to certain restrictive covenants, an Eligible Officer who experiences a Qualifying Termination will receive the following severance payments and benefits: (a) an amount, in a lump sum payment, equal to (i) the applicable Multiplier (as described below), multiplied by (ii) the sum of (x) the Eligible Officer’s annual base salary and (y) the Eligible Officer’s target AIP Award opportunity for the year of termination (the “Severance Payment”); (b) outplacement services; and (c) COBRA continuation coverage for a specified period. For purposes of the Amended and Restated Severance Plan, the “Multiplier” is determined based on the Eligible Officer’s level as follows: (i) for the CEO, two (2); (ii) for an Eligible Officer with a title higher than Executive Vice President (such as Senior Executive Vice President or Vice Chairman) but not including the CEO, one and one half (1.5); (iii) for Executive Vice Presidents and Senior Vice Presidents, one (1), and (iv) for Vice Presidents, zero and three quarters (0.75). The Severance Payment will be subject to reduction in the event there is a risk element by which the Company determines that the Severance Payment must be reduced, regardless of whether the Eligible Officer was involved in the risk element. Subject to an Eligible Officer’s estate’s execution and nonrevocation of a customary release of claims, an Eligible Officer who experiences a termination of employment on account of death will receive an amount equal to the applicable Multiplier multiplied by the Eligible Officer’s annual base salary.

Effective as of December 31, 2023, each of our NEOs, other than Mr. McGarry due to the McGarry Retention Agreement, participates in, and is eligible to receive severance under, our Amended and Restated Severance Plan upon a Qualifying Termination.

2024 PROXY STATEMENT  63

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Change in Control Severance Plan

Under our long-standing Change in Control Severance Plan for Senior Officers (the “Change in Control Severance Plan”), if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of their base salary and average AIP Award (based on the prior two years). A participant will also be entitled to receive a prorated portion of their target AIP Award for the year in which the termination occurs, as well as continuation of medical insurance benefits for a two-year period. Under the Change in Control Severance Plan, equity awards become vested and non-forfeitable in connection with a change in control only if the participant’s employment is terminated or if the acquiring or surviving entity does not assume the awards. The Change in Control Severance Plan does not allow for gross-ups. All payments and benefits provided under the Change in Control Severance Plan are conditioned on the participant’s continuing compliance with the Change in Control Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and noncompetition and nonsolicitation agreements.

Offer Letter with Mr. Graham

On August 25, 2023, the Company and Mr. Graham entered into a letter agreement (the “Graham Offer Letter”) pursuant to his commencement of employment as Executive Vice President on September 18, 2023 and commencement as the Company’s Chief Financial Officer on October 27, 2023. Pursuant to the Graham Offer Letter, Mr. Graham’s annual base salary was established at $580,000 and he was eligible to receive a pro-rated 2023 target AIP Award set at 150 percent of his base salary and participate in the Company’s compensation and benefit plans. In addition, Mr. Graham received a one-time cash sign-on bonus of $460,000 and an equity grant of $850,000 in the form of RSUs subject to the terms and vesting conditions of the Company’s 2023 LTIP.

Retention Agreement with Mr. McGarry

On March 2, 2023, the Company entered into a retention agreement with Mr. McGarry (the “McGarry Retention Agreement”). Pursuant to the McGarry Retention Agreement, Mr. McGarry remained an employee of the Company and continued to serve as the Company’s Chief Financial Officer through the earlier of (i) the date of the appointment of the Company’s Chief Financial Officer and (ii) February 29, 2024 (the “McGarry Retention Agreement Effective Date”). On October 27, 2023, Mr. Graham was appointed as Chief Financial Officer for the Company, at which time Mr. McGarry ceased to serve as Chief Financial Officer but remained an employee continuing to provide services to the Company. Through February 29, 2024, Mr. McGarry facilitated the orderly transition of the role to Mr. Graham.

Effective as of March 1, 2023, Mr. McGarry’s annual base salary was increased to $700,000. Mr. McGarry’s target bonus percentage under the Company’s AIP and the determination of the target amounts under the Company’s LTIP remained the same. Subject to his continued employment through February 29, 2024, his execution and nonrevocation of a release of claims in favor of the Company, and his continued assistance with the transition of his duties to Mr. Graham, Mr. McGarry became eligible to receive a cash retention payment of $1.75 million (“Retention Bonus”), which was paid on March 8, 2024, following his last day of employment on February 29, 2024. Upon his resignation on the McGarry Retention Agreement Effective Date, Mr. McGarry was not entitled to any payments or benefits, including any severance under the Amended and Restated Severance Plan.

Offer Letter with Ms. Palmer

On January 7, 2021, the Company and Ms. Palmer entered into a letter agreement (the “Palmer Offer Letter”) pursuant to her commencement of employment as the Company’s Chief Risk and Compliance Officer on January 19, 2021. Pursuant to the Palmer Offer Letter, Ms. Palmer’s annual base salary was established at $550,000 and she was eligible to receive a target AIP Award set at 125 percent of her base salary and participate in the Company’s compensation and benefit plans. In addition, Ms. Palmer received a $700,000 equity grant in February 2021, subject to the terms and vesting conditions of the Company’s 2021 LTIP. Also, starting in 2022, Ms. Palmer was eligible to receive an equity grant based on the full year target level reward for her position, which was $550,000.

64  SLM CORPORATION

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Offer Letter with Mr. Witter

On March 4, 2020, the Company and Mr. Witter entered into a letter agreement (the “Witter Offer Letter”) regarding Mr. Witter’s commencement as the Company’s Chief Executive Officer. Pursuant to the Witter Offer Letter, Mr. Witter had an annual base salary of $950,000 and participated in the Company’s compensation and benefit plans. Pursuant to the Company’s 2020 LTIP, Mr. Witter received an equity grant on his start date based on the full-year target level award for his position, which for 2020 was $3,250,000, with the same terms and conditions as such grants made to the Company’s other executive officers in 2020. In addition, Mr. Witter received a sign-on equity grant equal to the value of his existing equity awards from his prior employer that were outstanding, unvested, and subject to forfeiture (excluding any awards he received from his prior employer in 2020), with such value based on the average closing price of his prior employer’s common stock for the 20-day trailing period ending on March 4, 2020, and the number of the Company’s shares underlying the RSUs based on the average closing price of the Company’s Common Stock for the 20-day trailing period ending on April 20, 2020. To the extent any such outstanding equity awards from his prior employer were not forfeited, Mr. Witter would forfeit the number of the Company’s RSUs that hold an equivalent value to the equity awards that were permitted to vest.

2024 PROXY STATEMENT  65

Potential Payments Upon Termination or Change in Control

The table below reflects the amount of compensation that would have been payable to Mr. Witter, Mr. Graham, Ms. Palmer, Ms. Vieira, Mr. Jafarieh, and Mr. McGarry as of December 31, 2023, if such individual’s employment had terminated on that date, given the individual’s compensation and service levels as of December 31, 2023. The values reported in the table below with respect to equity vesting are based on the Company’s closing stock price on December 31, 2023 of $19.12 per share.

The following severance arrangements were effective for Mr. Witter, Mr. Graham, Ms. Palmer, Ms. Vieira, Mr. Jafarieh, and Mr. McGarry on December 31, 2023: (i) the Amended and Restated Severance Plan (except for Mr. McGarry); (ii) the Change in Control Severance Plan; and (iii) equity acceleration and settlement provisions contained in awards issued pursuant to the 2021 Plan and predecessor equity plans.

66  SLM CORPORATION

Potential Payments Upon Termination or Change in Control Table

	Change in Control without Termination(1) ($)	Change in Control with Termination without Cause or for Good Reason(2) ($)	Termination by the Company without Cause or by the Executive for Good Reason(3) ($)	Termination by the Company with Cause(4) ($)	Termination by the Executive upon Retirement(5) ($)	Termination by Death or Disability(6) ($)

Jonathan W. Witter
Equity	—	14,369,977	14,369,977	—	—	14,369,977
Cash	—	5,500,000	5,500,000	—	—	5,500,000
Medical Insurance/Outplacement	—	41,408	56,408	—	—	—
Total	—	19,911,385	19,926,385	—	—	19,869,977

Peter M. Graham	—
Equity	—	1,242,379	1,242,379	—	—	1,242,379
Cash	—	2,900,000	1,450,000	—	—	1,450,000
Medical Insurance/Outplacement	—	29,176	29,588	—	—	—
Total		4,171,555	2,721,967	—	—	2,692,379

Kerri A. Palmer
Equity	—	4,066,062	4,066,062	—	—	4,066,062
Cash	—	2,662,550	1,331,275	—	—	1,331,275
Medical Insurance/Outplacement	—	27,563	28,782	—	—	—
Total	—	6,756,175	5,426,119	—	—	5,397,337

Donna F. Vieira
Equity	—	2,475,354	2,475,354	—	—	2,475,354
Cash	—	2,295,194	1,147,597	—	—	1,147,597
Medical Insurance/Outplacement	—	41,408	35,704	—	—	—
Total	—	4,811,956	3,658,655	—	—	3,622,951

Nicolas Jafarieh
Equity	—	2,376,000	2,376,000	—	—	2,376,000
Cash	—	2,160,000	1,080,000	—	—	1,080,000
Medical Insurance/Outplacement	—	41,408	35,704	—	—	—
Total	—	4,577,408	3,491,704	—	—	3,456,000

Steven J. McGarry(7)
Equity	—	2,395,876	2,395,876	—	2,395,876	2,395,876
Cash	—	3,500,000	1,750,000	—	—	1,750,000
Medical Insurance/Outplacement	—	29,176	29,588	—	—	—
Total	—	5,925,052	4,175,464	—	2,395,876	4,145,876

(1)	For Equity Vesting—Assumes all equity awards are assumed by the surviving/acquiring company in a change in control.

(2)

For Equity Vesting—Amounts shown are the value of RSU awards (including all DEUs) plus the spread value of net stock options that would vest for each individual on December 31, 2023, based on the closing market price of the Company’s Common Stock on that date of $19.12. Assumes RSUs and stock options are not assumed by the acquiring or surviving entity in a change of control. For medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 24 months.

(3)

For Equity Vesting—Upon termination, these awards generally continue to vest based on their original vesting terms. For Medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 12 months (24 months in Mr. Witter’s case), plus $15,000 of outplacement services.

(4)	For Equity Vesting—Vested and unvested equity awards forfeit upon a termination for cause (as defined in the Predecessor Plan and the 2021 Plan).

2024 PROXY STATEMENT  67

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

(5)

For Equity Vesting—as of December 31, 2023 employees were considered retirement eligible (i) for treatment of outstanding equity awards granted on or after January 20, 2023, at age 55 or more, with 65 or more years of combined age and years of service with the Company or its subsidiaries and (ii) for treatment of outstanding equity awards granted prior to January 20, 2023, at age 55 or more, with 70 or more years of combined age and years of service with the Company or its subsidiaries. Upon eligible retirement, these awards generally continue to vest based on their original terms. On December 31, 2023, Mr. McGarry was retirement eligible.

(6)

For Equity Vesting—Unvested equity awards accelerate upon termination by death or disability (as defined in the 2021 Plan or the Predecessor Plan, as applicable). Amounts shown are the value of RSU awards plus the spread value of net stock options that would vest for each individual on December 31, 2023, based on the closing market price of the Company’s Common Stock on that date of $19.12.

(7)

After the close of business on February 29, 2024, pursuant to the McGarry Retention Agreement, Mr. McGarry was no longer an employee of the Company and received a cash Retention Bonus of $1,750,000 on March 8, 2024.

68  SLM CORPORATION

2023 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2023:

•  the median of the annual total compensation of all our employees (except our CEO) was $90,935;

•  the annual total compensation of our CEO was $9,398,191; and

•  the ratio of these two amounts was 103 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying our “Median Employee”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our CEO), we first identified our total employee population from which we determined our “median employee.” We determined that, as of December 31, 2023, our employee population consisted of approximately 1,740 individuals (as reported in Item 1, Business, in our 2023 Form 10-K) and consisted of full-time, part-time, seasonal, and temporary employees.

We selected December 31, 2023, which is within the last three months of 2023, as the date upon which we would identify the “median employee” because we wanted to measure the median employee’s compensation on the same date our CEO’s pay is calculated.

Determining our Median Employee

To identify our “median employee” from our total employee population, we compared the amount of base pay and bonus (base pay included all wages paid during the year, plus any equivalent paid time off, including leave pay, military pay, volunteer pay and holiday pay, and the bonus calculation included any performance-based incentive payment). We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying our “median employee.”

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States who provides support in our operations business.

2024 PROXY STATEMENT  69

2023 PAY RATIO DISCLOSURE

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2023 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2023 (as set forth in the 2023 Summary Compensation Table on page 53 of this proxy statement), adjusted to include the cost to the Company in 2023 of specified employee benefits that are provided on a nondiscriminatory basis, including employee assistance benefits (including tuition reimbursements and participation in a medical and wellness assistance program).

Our CEO’s annual total compensation for 2023 for purposes of the CEO Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2023 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our “median employee.”

70  SLM CORPORATION

Pay Versus Performance
The following table shows the total compensation for our NEOs for the past four fiscal years as set forth in the Summary Compensation Table in this proxy statement and the prior year’s proxy statement, the “compensation actually paid” to our CEOs (Raymond J. Quinlan through April 20, 2020, identified below as “CEO 1”, and Mr. Witter for the remainder of 2020 to present, identified below as “CEO 2”), and on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, our peer group TSR consisting of the S&P Supercomposite Consumer Finance
Sub-Industry
Index,
our
net income, and our Company-Selected Measure, relative TSR against a defined group of peers.

							Value of Initial Fixed $100 Investment Based on:

Fiscal Year (a)	SCT for CEO 1 (b) 1	CAP to CEO 1 (c) 2	SCT for CEO 2 (d) 3	CAP to CEO 2 (e) 2	Average SCT for other NEOs (f) 4	Average CAP to Other NEOs (g) 2	TSR (h) 5	Peer Group TSR (i) 5	Net Income ($ in mil- lions) (j)	Company- Selected Measure: Relative TSR (k) 6

2023	$0	$0	$9,399,485	$14,463,384	$2,649,478	$3,539,537	$232.22	$142.50	$581.4	72nd percentile

2022	$0	$0	$7,809,136	$3,242,518	$2,144,103	$1,683,781	$195.73	$110.91	$469.0	43rd percentile

2021	$0	$0	$7,047,062	$19,612,482	$2,067,229	$2,891,752	$226.14	$137.67	$1,160.5	89th percentile

2020	$9,819,626	$13,432,081	$11,106,257	$18,521,966	$1,993,290	$2,430,458	$140.90	$100.83	$880.7	98th percentile

1
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Quinlan (our CEO until April 20, 2020) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table as set forth on page 52 of our proxy statement filed with the SEC on April 22, 2021.

2
The dollar amounts reported in columns (c), (e), and (g) represent the amount of “compensation actually paid” (otherwise known as CAP), adjusted as follows in the table below, as determined in accordance with SEC rules. None of the equity awards held by our NEOs were forfeited during the preceding four years; therefore, no amounts are reported for forfeited awards. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan, so no adjustment for pension benefits is included in the table below. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. Similarly, no adjustment is made for dividends because the amount associated with such dividends are reflected in the fair value of the award for the covered fiscal year. The reconciliation from the Summary Compensation Table to CAP for fiscal year 2020 through fiscal year 2022 can be found in the proxy statement filed with the SEC on April 27, 2023. The reconciliation from the Summary Compensation Table to CAP for fiscal year 2023 is summarized in the table below.

2024 PROXY STATEMENT
  71

PAY VERSUS PERFORMANCE

Fiscal Year	Executives	SCT (a)	Grant Date Fair Value of New Awards (b)	Year End Fair Value of New Awards (i)	Change in Fair Value of Prior Awards (ii)	Change in Fair Value of Vested Awards Granted in Prior Fiscal Years (iii)	Fair Value of Vested Awards Granted and Vested in Current Fiscal Year (iv)	Fair Value at Start of Fiscal Year of Awards That Failed to Meet Vesting Conditions (v)	Value of Dividends Paid on Equity Awards not reflected in Fair Value (vi)	Total Equity CAP (c)=(i)+(ii)+(iii)+ (iv)+(v)+(vi)	CAP (d) =(a)-(b)+(c)

2023	CEO 2	$9,399,485	$5,789,457	$8,822,611	$2,316,896	($286,152)	$0	$0	$0	$10,853,355	$14,463,384

2023	Other NEOs	$2,649,478	$1,191,529	$1,753,742	$323,207	$4,639	$0	$0	$0	$2,081,588	$3,539,537

(a)	The dollar amounts reported in the Summary Compensation Table for the applicable year.

(b)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(c)	The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following:

(i)	the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

(ii)
the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(iii)	for awards that are granted in prior years and vest in the applicable year, the change in the fair value as of the vesting date from the beginning of the applicable year;

(iv)	for awards that are granted and vest in the applicable year, the change in the fair value as of the vesting date from the beginning of the applicable year;

(v)	for awards that fail to meet vesting conditions during the fiscal year and are no longer outstanding; and

(vi)	value of dividends not otherwise captured in the calculation of each Fair Value used to calculate CAP.

While the equity awards disclosed in the Summary Compensation Table are based on the grant date fair values computed in accordance with FASB ASC Topic 718, the equity award values disclosed pursuant to CAP in the table above are calculated in the following manner:

•
The stock prices used to calculate the figures in columns (i) and (ii) in the above table are as follows: $16.60 on December 31, 2022 and $19.12 on December 31, 2023. The stock prices used to calculate the figures in column (iii) in the above table are based on the closing prices on the vesting dates of the applicable awards.

•	The valuation assumptions and processes used to recalculate fair values did not materially differ from those disclosed at the time of grant.

(d)	“Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules.

3
The dollar amounts reported in column (d) are the amounts of total compensation reported for Mr. Witter (our CEO from April 20, 2020 to present) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table as set forth on page 53 of this proxy statement and on page 52 of the prior year’s proxy statement.

4
The dollar amounts reported in column (f) are the average amounts of total compensation reported for the other Named Executive Officers for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table as set forth on page 53 of this proxy statement and on page 52 of the prior year’s proxy statement. For each of 2020, 2021, 2022 and 2023, the other NEOs were:

2023	Peter M. Graham, Kerri A. Palmer, Donna F. Vieira, Nicolas Jafarieh, Steven J. McGarry

2022	Steven J. McGarry, Kerri A. Palmer, Donna F. Vieira, Daniel P. Kennedy

2021	Steven J. McGarry, Kerri A. Palmer, Donna F. Vieira, Daniel P. Kennedy

2020	Steven J. McGarry, Paul F. Thome, Donna F. Vieira, Daniel P. Kennedy

5
TSR is determined based on the value of an initial fixed investment of $100. The TSR peer group consists of the S&P Supercomposite Consumer Finance Sub-Industry Index, which is used for our Stock Performance presentation set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023.

6
Our Company-Selected Measure is Relative TSR consistent with the peer group used in the PSU metric under our annual Long-Term Incentive Program. For illustrative purposes, calculations within this column are based on
1-year
measurements (as opposed to the
3-year
relative TSR performance period regarding the Company’s PSUs). For purposes of relative TSR, the peer group used in the PSU metric under our annual Long-Term Incentive Program consists of: (i) the S&P Supercomposite Consumer Finance Sub-Industry Index and (ii) the S&P 400 Regional Bank
Sub-Industry
Index.

72
SLM CORPORATION

PAY VERSUS PERFORMANCE

Relationship Between “Compensation Actually Paid” and Performance Measures
The following graphs illustrate the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in the CD&A on page 30. Specifically, a large portion of the NEOs’ compensation is reliant on TSR and as such the CEO and Other NEOs’ “compensation actually paid” each year was aligned with our TSR performance and increased when our TSR performance increased but declined when our TSR performance declined. The charts below show, for the past four years, the relationship of the Company’s TSR relative to the Company’s TSR peer group as well as the relationship between the CEO and Other NEOs’ “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Company-Selected Measure, relative TSR.
Compensation Actually Paid against Company and Peer Group TSR

Compensation Actually Paid against Net Income

Compensation Actually Paid against Relative TSR Percentile

2024 PROXY STATEMENT
  73

PAY VERSUS PERFORMANCE

2023 Performance Measures
The Compensation Committee uses a mix of performance measures throughout the AIP and LTIP in order to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important for NEOs’ 2023 compensation decisions are listed in the table below. These performance measures are each described in more detail in the CD&A.

Most Important Performance Measures
Relative TSR
Pre-Tax, Pre-Provision, Pre-Operating Expense Income Per Share
Private Education Loan Originations
Operating Expenses Excluding FDIC Expense
Net Charge-Offs

74
SLM CORPORATION

Director Compensation

Our director compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size and complexity and to align the directors’ interests with those of our stockholders. The Compensation Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board of Directors.

2023 Director Compensation Table

The following table provides summary information for the year ended December 31, 2023, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2) (3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total($)

R. Scott Blackley	47,500	172,463	—	20	219,983

Paul G. Child	110,000	124,991	—	20	235,011

Mary Carter Warren Franke	217,917	124,991	—	20	342,928

Marianne M. Keler	105,000	124,991	—	20	230,011

Mark L. Lavelle	—	230,804	—	20	230,824

Ted Manvitz	—	222,880	—	20	222,900

Jim Matheson	95,000	124,991	—	20	220,011

Samuel T. Ramsey	90,000	124,991	—	20	215,011

Vivian C. Schneck-Last	100,000	124,991	—	20	225,011

Robert S. Strong	100,000	124,991	—	20	225,011

Kirsten O. Wolberg	92,917	124,991	—	20	217,928

(1)	Director fees are paid quarterly in arrears.

(2)

The non-employee directors elected to our Board of Directors at the 2023 Annual Meeting each received a restricted stock award on June 21, 2023, which vests in full upon the 2024 Annual Meeting. The grant date fair market value for each share of restricted stock granted on June 21, 2023 to directors is based on the closing market price of our stock on June 21, 2023, which was $16.47. Additional details on accounting for stock-based compensation can be found in Note 2, “Significant Accounting Policies,” and Note 16, “Stock-Based Compensation Plans and Arrangements,” of Sallie Mae’s Consolidated Financial Statements contained in the Company’s 2023 Form 10-K. Each director elected at the 2023 Annual Meeting received a total of 7,589 shares of restricted Common Stock as a result of the aforementioned awards that will vest upon the Company’s 2024 Annual Meeting if the director is still incumbent at that time. After the Company’s 2022 Annual Meeting, non-employee directors were given the option to receive shares of Common Stock in lieu of cash pertaining to the Board of Directors’ annual cash retainer and, as applicable, any retainer received for service as Board Chair, committee chair, or member of any committee of the Board of Directors. Mr. Lavelle and Mr. Manvitz each elected this option. Such grants of Common Stock in lieu of cash were awarded on March 22, 2023 and June 21, 2023, based on the closing market price of the Company’s Common Stock on those particular days, $12.00 and $16.47, respectively. After the Company’s 2023 Annual Meeting, non-employee directors were given the option to receive shares of Common Stock in lieu of cash pertaining to the Board of Directors’ annual cash retainer and, as applicable, any retainer received for service as Board Chair, committee chair, or member of any committee of the Board of Directors. Mr. Blackley, Mr. Lavelle and Mr. Manvitz each elected this option. Such grants of Common Stock in lieu of cash were awarded on September 20, 2023 and December 20, 2023 based on the closing market price of the Company’s Common Stock on those particular days, $14.13 and $18.60, respectively.

2024 PROXY STATEMENT  75

2023 DIRECTOR COMPENSATION TABLE

(3)

Stock Awards outstanding as of December 31, 2023 for each director consisted of restricted stock awards (including DEUs), as follows: R. Scott Blackley – 7,693; Paul G. Child – 7,693; Mary Carter Warren Franke –7,693; Marianne M. Keler – 7,693; Mark L. Lavelle – 7,693; Ted Manvitz – 7,693; Jim Matheson – 7,693; Samuel T. Ramsey –7,693; Vivian C. Schneck-Last – 7,693; Robert S. Strong – 7,693; and Kirsten O. Wolberg – 7,693.

(4)

We did not grant any stock options to the non-employee directors during 2023. The non-employee directors’ vested and outstanding stock options are reported in the Ownership of Common Stock by Directors and Executive Officers section in this proxy statement.

(5)	Includes annual premiums paid by us to provide a life insurance benefit of $50,000.

Director Compensation Elements

The following table highlights the material elements of our 2023 director compensation program:

Membership/Retainer*	Annual Cash Retainer

Board of Directors Retainer	$70,000

Board Chair Retainer	$125,000

Committee Chair Retainer
• Audit Committee	$30,000
• Compensation Committee	$25,000
• Nominations and Governance Committee	$20,000
• Financial Risk Committee	$20,000
• Operational and Compliance Risk Committee	$20,000

Committee Membership Retainer
• Audit Committee	$15,000
• Compensation Committee	$12,500
• Nominations and Governance Committee	$10,000
• Financial Risk Committee	$10,000
• Operational and Compliance Risk Committee	$10,000

*	Certain directors elected to receive shares of Common Stock in lieu of cash pertaining to their annual cash retainer and respective committee fees, paid quarterly.

In addition to the committees above, some of our non-employee directors are also members of our Preferred Stock Committee. No fees were paid in 2023 in connection with this committee. All members of the Board of Directors also serve as members of the board of directors of the Bank and its committees and receive no separate compensation for that service.

In addition to the cash retainers set forth above, our non-employee directors each received $125,000 in restricted stock awards, which resulted in a grant date fair value of $124,991. These restricted stock awards will vest and become transferable upon the Company’s 2024 Annual Meeting. These awards will be forfeited if the grantee ceases to be a member of the Board of Directors prior to the vesting event for any reason other than death, disability, or change of control.

We reimburse directors for any out-of-pocket expenses incurred in connection with service as a director.

Director compensation is determined by the Board of Directors, and the Compensation Committee makes recommendations to the Board of Directors based on periodic benchmarking assessments and advice received from the Compensation Committee’s independent compensation consultant. In making recommendations to the Board of Directors, the Compensation Committee considers the competitive positioning of the aggregate and individual components of compensation, as well as the mix of pay and structure versus both direct competitors and other comparable companies. The Compensation Committee also considers the unique skill set required to serve on our Board of Directors and the time commitment associated with preparation for and attendance at meetings of the Board of Directors and its committees as well as external commitments, such as engagement with our stockholders and regulators.

76  SLM CORPORATION

2023 DIRECTOR COMPENSATION TABLE

Stock Ownership Guidelines

We maintain stock ownership guidelines for our non-employee directors. Under our stock ownership guidelines, each director is expected, within five years of initial election to the Board of Directors, to own Common Stock with a value equivalent to five times their annual cash retainer for serving on our Board of Directors. As of December 31, 2023, all then-current directors were in compliance with our stock ownership guidelines or are expected to achieve compliance within the applicable five-year period.

Other Compensation

We provide non-employee directors with Company-paid business travel accident insurance, as well as annual premiums paid by us to provide a life insurance benefit.

Deferred Compensation Plan

Under our Deferred Compensation Plan for Directors (“Director Deferral Plan”), non-employee directors may elect annually to defer receipt of all or a percentage of their annual retainer. Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. Deferrals are fully vested at all times and are payable in cash (in lump sum or in installments at the election of the director) or Company stock upon termination of the director’s service on the Board of Directors (except for hardship withdrawals in limited circumstances). During 2023, none of the non-employee directors actively participated in the Director Deferral Plan.

2024 PROXY STATEMENT  77

Delinquent Section 16(a) Reports

Section 16 of the Exchange Act requires Sallie Mae’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports on their holdings of and transactions in our Common Stock. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the fiscal year 2023 all required reports were filed in a timely manner other than one Form 4 for each of Mr. McGarry, former Principal Accounting Officer, Jonathan R. Boyles, and former Executive Vice President, Daniel P. Kennedy, each pertaining to an inadvertent administrative delay regarding a single tax withholding transaction.

Other Matters

Other Matters for the 2024 Annual Meeting

As of the date of this proxy statement, there are no matters the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Sallie Mae has not been notified of any other business proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a stockholder electronically, telephonically, or on a proxy card gives discretionary authority to the persons named by Sallie Mae to serve as proxies to vote such stockholder’s shares on any such matters in accordance with their best judgment.

Stockholder Proposals for the 2025 Annual Meeting

A stockholder who intends to introduce a proposal for consideration at Sallie Mae’s 2025 annual meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2025 proxy statement if the proposal relates to a subject that is permitted under Rule 14a-8 of the Exchange Act (“Rule 14a-8”). To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than January 3, 2025 at the office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713, and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee it will be included in Sallie Mae’s 2025 proxy statement.

Sallie Mae’s Bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements, and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Sallie Mae’s Bylaws provide that any such proposals or nominations and any nominations to be included in Sallie Mae’s proxy statement pursuant to proxy access provisions of our Bylaws for our 2025 annual meeting must be received by it not earlier than the close of business on February 18, 2025, nor later than the close of business on March 20, 2025. All notices must satisfy the other requirements in Sallie Mae’s Bylaws applicable to such proposals, nominations, and proxy access. If a stockholder fails to meet these deadlines or fails to comply with the requirements of Rule 14a-4(c) under the Exchange Act, Sallie Mae may, in certain circumstances exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

In addition to complying with the advance notice provisions of our Bylaws, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19, which requires, among other things, that a stockholder provide notice that includes certain information, which notice must be received by the Company’s Corporate Secretary no later than April 19, 2025, which is 60 calendar days prior to the anniversary of this year’s meeting date.

78  SLM CORPORATION

OTHER MATTERS

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by us. In addition, officers, directors, regular employees, or other agents of Sallie Mae may solicit proxies by telephone, telefax, personal calls, or other electronic means. We will request banks, brokers, custodians, and other nominees in whose names shares are registered to furnish to the beneficial owners of Sallie Mae’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of the 2023 Form 10-K, this proxy statement, and the proxy card and, upon request, we will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the Notice of Availability or proxy materials, as the case may be, to a stockholder at a shared address to which a single copy of the document(s) was delivered. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-866-540-7095. If you are a beneficial stockholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you want to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Availability that was sent to you and we will deliver, promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

2024 PROXY STATEMENT  79

Questions and Answers About the Annual Meeting and Voting

Who may vote? Only stockholders who owned shares of our Common Stock, par value $.20 per share, at the close of business on April 22, 2024, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Sallie Mae’s Common Stock is listed on NASDAQ under the symbol “SLM.” On April 22, 2024, 219,715,879 shares of Common Stock were outstanding and eligible to be voted.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”? We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of the Annual Meeting. On or about May 3, 2024, we mail a Notice Regarding the Availability of Proxy Materials (“Notice of Availability”) to the Company’s stockholders. The Notice of Availability contains instructions on how to access our proxy materials and vote online or vote by telephone. The Notice of Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via an email that will provide electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials? You may request paper copies of the proxy materials for the Annual Meeting by following the instructions listed in the Notice of Availability, at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record? If your shares are held in street name through a broker, bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee, or other nominee may only vote your shares on routine matters. Routine matters DO NOT include Proposals 1 and 2, but do include Proposal 3 (relating to the ratification of the appointment of the independent registered public accounting firm). For non-routine matters, your shares will not be voted without your specific voting instructions. Accordingly, Sallie Mae encourages you to vote your shares.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to Sallie Mae or to a third party, or to vote at the Annual Meeting.

How do I vote? We encourage stockholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

•

By Internet prior to the meeting. You may vote electronically via the Internet at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 17, 2024. Please have your Notice of Availability or proxy card available when you log on.

•

By Telephone. If you wish to vote by telephone, you may call the toll-free telephone number on the Notice of Availability or your proxy card, which is available 24-hours a day, and follow the prerecorded instructions. Please have your Notice of Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee, or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on June 17, 2024.

•	By Internet during the meeting. You may vote electronically via the Internet at www.virtualshareholdermeeting.com/SLM2024.

•

By Mail. If you receive a paper copy of the proxy materials, you will need to mark, sign, and date the proxy card or the voting instruction form and return it in the prepaid return envelope provided. Your proxy card or voting instruction form must be received no later than the date indicated on the proxy card or voting instruction form.

What if I hold my shares in street name and I do not provide my broker, bank, trustee, or other nominee with instructions about how to vote my shares? You may instruct your broker, bank, trustee, or other nominee about how they may vote your shares using the methods described above. If you do not provide voting instructions to the firm that

80  SLM CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares with respect to Proposal 3 on the proxy card (relating to the ratification of the appointment of the independent registered public accounting firm), which is considered a routine matter. However, the firm will not have discretion to vote your shares with respect to Proposals 1 and 2 on the proxy card, as these are each considered to be a non-routine matter. You are encouraged to participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee, or other nominee.

How do proxies work? The Board of Directors is requesting your proxy. Giving your proxy means you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that stockholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” advisory approval of Sallie Mae’s executive compensation set forth in Proposal 2; and

•	“FOR” ratification of the appointment of Sallie Mae’s independent registered public accounting firm set forth in Proposal 3.

In the absence of voting instructions to the contrary, shares of Common Stock represented by validly executed proxies will be voted in accordance with the foregoing recommendations. Sallie Mae does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote? Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Sallie Mae’s Corporate Secretary at the Office of the Corporate Secretary, 300 Continental Drive, Newark, Delaware 19713;

•	Submitting another timely vote via the Internet, by telephone, or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or

•	Voting at the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SLM2024.

If your shares are held in street name, contact your broker, bank, trustee, or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum? A quorum is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority in voting power of the Common Stock and entitled to vote at the Annual Meeting are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists. Virtual attendance at the Annual Meeting constitutes presence for purposes of a quorum.

Who will count the vote? Votes will be tabulated by our Chief Legal, Government Affairs and Communications Officer, who will act as the Inspector of Elections at the Annual Meeting.

Who can attend the Annual Meeting? Only holders of Common Stock as of the record date, April 22, 2024, or duly appointed proxies, may attend. No one who is not a stockholder will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting? You may attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SLM2024. Stockholders will need the 16-digit control number provided on their proxy card, voting instruction form, or notice. We suggest you log in at least 15 minutes before the start of the meeting.

2024 PROXY STATEMENT  81

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Can I ask questions at the Annual Meeting? Stockholders as of our record date will have an opportunity to submit questions live via the Internet during the meeting.

How to Participate in the Annual Meeting

  Online:

  1. Visit www.virtualshareholdermeeting.com/SLM2024 and

  2. Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials on your proxy   card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy
  materials.

  The meeting will begin promptly at 1:00 p.m., Eastern Daylight Time, on June 18, 2024. We suggest you log in to the
  meeting platform at least 15 minutes before the start of the meeting.

Where can I find the voting results of the Annual Meeting? We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days following the end of our Annual Meeting.

82  SLM CORPORATION

Appendix A - Reconciliation of Financial Measures

Pre-Tax, Pre-Provision, Pre-Operating Expense Income Per Share

(Dollars in thousands, except per share amounts)	Year Ended December 31, 2023

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Operating Expense Income” adjustments to GAAP:

GAAP net income	$581,391

Preferred stock dividends	17,705

GAAP net income attributable to SLM Corporation common stock	563,686

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Operating Expense Income” adjustments to GAAP:

Add provisions for credit losses	345,463

Add total non-interest expenses	685,570

Add income tax expense	196,905

Add preferred stock dividends	17,705

Total Non-GAAP “Pre-Tax, Pre-Provision, Pre-Operating Expense” adjustments to GAAP	1,245,643

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Operating Expense Income”	$1,809,329

Average common and common equivalent shares outstanding	234,063

GAAP diluted earnings per common share	$2.41

Total adjustments per common share	$5.32

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Operating Expense Income” per share	$7.73

2024 PROXY STATEMENT  A-1

Operating Expenses Excluding FDIC Expense

(Dollars in thousands)	Year Ended December 31, 2023

Non-GAAP “Operating Expenses Excluding FDIC Expense” adjustments to GAAP:

GAAP total non-interest expenses	$685,570

Non-GAAP “Operating Expenses Excluding FDIC Expense” adjustments to GAAP:

Less FDIC assessment fees	(45,766)

Non-GAAP “Operating Expenses Excluding FDIC Expense”	$639,804

Additional calculation modifications to Non-GAAP metric approved by Compensation Committee to omit the cost impact of the following events for 2023 AIP funding purposes:

Less expenses related to accounting recognition of certain changes to the Company’s bankruptcy discharge practices for education loans that are not “qualified education loans”	(1,100)

Less expenses related to the acquisition of several key assets of Scholly	(5,204)

Less impairment of the value of the Nitro trade name and related trademarks	(56,500)

Total calculation modifications to Non-GAAP “Operating Expenses Excluding FDIC Expense”	(62,804)

Actual performance of metric used for purposes of funding the 2023 AIP	$577,000

A-2  SLM CORPORATION

Net Charge-Offs

(Dollars in thousands)	Year Ended December 31, 2023

Adjustments to GAAP Net Charge-Offs

GAAP Net Charge-Offs	$374,728

Calculation modification to GAAP metric approved by Compensation Committee to omit the impact of the following event for 2023 AIP funding purposes:

Less charge-offs related to accounting recognition of certain changes to the Company’s bankruptcy discharge practices for education loans that are not “qualified education loans”	(1,800)

Actual performance of metric used for purposes of funding the 2023 AIP	$372,928

2024 PROXY STATEMENT  A-3

SLM CORPORATION ATTN: CORPORATE SECRETARY 300 CONTINENTAL DRIVE NEWARK, DE 19713

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight Time, the day before the meeting date for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SLM2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Daylight Time, the day before the meeting date for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38533-P05996    KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — — — — — ——— ——— — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLM CORPORATION
The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Janaki Akella	☐	☐	☐

1b. R. Scott Blackley	☐	☐	☐

1c. Mary Carter Warren Franke	☐	☐	☐

1d. Mark L. Lavelle	☐	☐	☐

1e. Christopher T. Leech	☐	☐	☐

1f. Ted Manvitz	☐	☐	☐

1g. Jim Matheson	☐	☐	☐

1h. Samuel T. Ramsey	☐	☐	☐

1i. Vivian C. Schneck-Last	☐	☐	☐

1j. Robert S. Strong	☐	☐	☐

	For	Against	Abstain

1k. Jonathan W. Witter	☐	☐	☐

1l. Kirsten O. Wolberg	☐	☐	☐

2. Advisory approval of SLM Corporation’s executive compensation.	☐	☐	☐

3. Ratification of the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for 2024.	☐	☐	☐

NOTE: This proxy is revocable and the shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted as the Board of Directors recommends. If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE VOTE, SIGN, AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼ DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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V38534-P05996

SLM CORPORATION

Annual Meeting of Stockholders

June 18, 2024 1:00 PM Eastern Daylight Time

Via the Internet at www.virtualshareholdermeeting.com/SLM2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicolas Jafarieh and Richard M. Nelson or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of SLM Corporation to be held on June 18, 2024, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF PROPOSALS 1, 2, AND 3, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

Continued and to be signed on reverse side